Exhibit 10.1

Execution Copy

LEASE

BETWEEN

PDM 930 UNIT, LLC

AND

AEROVATE THERAPEUTICS, INC.

FOR PREMISES LOCATED AT

RESERVOIR WOODS

i

ii

iii

LEASE

LEASE dated as of August 6, 2021, by and between PDM 930 Unit, LLC, a Delaware limited liability company (hereinafter called “Landlord”), and Aerovate Therapeutics, Inc., a Delaware corporation (hereinafter called “Tenant”).

Article 1.

Demised Premises - Term of Lease

Section 1.01.         Demised Premises. Upon and subject to the conditions and limitations hereinafter set forth, Landlord does hereby lease and demise unto Tenant a portion of the mezzanine floor of the building with an address of 920, 930 and 940 Winter Street, Waltham, Massachusetts (the “Building”), as such demised premises is more particularly described on Exhibit 1.01-1 (the “Demised Premises”), together with the right to use, in common with others, the walkways, driveways, parking areas, and utility lines and other common areas and facilities serving the Demised Premises. The Building consists of three wings, each with its own street address. The parties agree that the rentable area of the Demised Premises shall conclusively be deemed to be 5,003 square feet. The Demised Premises is located in the portion of the Building known as 930 Winter Street. Landlord shall have the right to alter, relocate or eliminate common areas and facilities in the Building from time to time so long as is there is no material adverse effect on access to, or use and occupancy of, the Demised Premises for the Permitted Use or Tenant’s parking rights hereunder.

The Building is a unit within a commercial condominium regime known as Reservoir Woods Primary Condominium, which currently consists of the Building and a building known as 850 Winter Street, Waltham, Massachusetts. Landlord’s interest in the Condominium is sometimes referred to herein as the “Property” and is more particularly described on Exhibit 1.01-2. The portion of the Building shown on Exhibit 1.01-1 as 930 Winter Street is referred to herein as “930 Winter”). This Lease, and Tenant’s leasehold interest in the Demised Premises, are subject to, the terms, covenants and conditions of agreements, easements and restrictions of record applicable to the Property, all of which Tenant shall perform and observe insofar as the same are applicable to the Demised Premises; provided, however, that notwithstanding anything contained herein to the contrary, Tenant shall not be bound by any easements or restrictions made after the date of this Lease that materially affect Tenant’s rights and obligations under this Lease unless and until Landlord has obtained Tenant’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord hereby represents and warrants that none of the existing agreements, easements and restrictions of record, including without limitation any and all condominium documents affecting the Property, prohibit or restrict use of the Demised Premises for the Permitted Use.

Landlord reserves the right from time to time, without unreasonable (except in the event of an emergency) interruption of Tenant’s use and access to the Demised Premises: (i) to make additions to or reconstructions of the Building and to install, use, maintain, repair, replace and relocate for service to the Demised Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Demised Premises, the Building, or elsewhere in the Property, provided that such additions or reconstructions are of substantially similar quality; (ii) to alter or relocate any other common area or facility, including the drives, lobbies and entrances and (iii) to grant easements and other rights with respect to the Property, provided that (a) no such installations, replacements or relocations in the Demised Premises shall be placed below dropped ceilings, to the inside of interior walls, or above floors, to the extent reasonably practicable, (b) all such work necessitating entry into the Demised Premises shall be subject to the provisions of Section 7.04, and (c) in any event, except in the event of an emergency, such installations, replacements or relocations do not materially and adversely affect the Demised Premises, Tenant’s use of the Demised Premises for the Permitted Use, or access to the Demised Premises.

The Demised Premises exclude common areas and facilities of the Property, including without limitation exterior walls, the common stairways and stairwells, the parking garage and bridge to the parking garage entranceways and the main lobby, elevators and elevator wells, fan rooms, electric and telephone closets (other than those exclusively serving the Demised Premises, if any), janitor closets, freight elevators, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Property (exclusively or in common) and other common areas and facilities from time to time designated as such by Landlord; provided that, in any event, the designation of such common areas and facilities does not materially and adversely affect the Demised Premises, Tenant’s use of the Demised Premises for the Permitted Use, or access to the Demised Premises. The Demised Premises also exclude the common corridors, elevator lobby and toilets located on each floor of the Building that includes the Demised Premises.

The Demised Premises are being leased in their broom-clean, “as-is” condition without representation or warranty by Landlord and Landlord shall not be required to perform any work in connection with Tenant’s occupancy of the Demised Premises except for Landlord’s Work (as hereinafter defined) and as otherwise expressly provided for herein. Notwithstanding the foregoing, prior to the Commencement Date, Landlord, at Landlord’s cost and expense, shall paint the interior walls, replace the carpet throughout the Demised Premises and install vinyl flooring within the Demised Premises (collectively, the “Landlord’s Work”); provided the same are part of Landlord’s Building standard materials and finishes, the paint, carpet and tile selection shall be subject to Tenant’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 1.02.         Special Appurtenant Rights. Tenant shall, subject to reasonable closures for repairs and the like, casualty, and condemnation, have the appurtenant non-exclusive right to use in common with others: (a) the common fitness center (subject only to nominal charges for use of basic services) and (b) the cafeteria in the Building, in each case subject to reasonable rules established by Landlord from time to time pursuant to Section 5.04 of this Lease (the facilities referred to in clauses (a) and (b), collectively, the “Amenities”).

Section 1.03.         Term Commencement. The term of this Lease (the “Term”) shall commence on the date (the “Commencement Date”) that Landlord delivers the Demised Premises to Tenant with Landlord’s Work substantially completed and in the Delivery Condition (as defined below) and shall expire at 11:59 p.m. on the last day of the thirty-sixth (36th) full calendar month following the Rent Commencement Date, unless extended or earlier terminated pursuant to the terms hereof. The Commencement Date is anticipated to occur on September 1, 2021 (the “Anticipated Commencement Date”). If (i) the Commencement Date has not occurred by January 1, 2022, which date is subject to delays caused by Force Majeure or the action or inaction of Tenant, Tenant shall have the right to terminate this Lease upon thirty (30) days’ written notice to Landlord. For the purposes hereof, “Delivery Condition” shall mean that the Landlord’s Work has been substantially completed and the Premises are vacant, broom clean, free of debris, weathertight with all doors and windows intact, with all existing plumbing, electrical and mechanical equipment and fixtures in good working order and condition, and free of Hazardous Materials in violation of applicable laws, and in compliance with applicable codes and regulations. The determination of substantial completion by Landlord’s architect or contractor shall be deemed conclusive between the parties. When the Commencement Date has been determined in accordance with the preceding sentence, at Landlord’s request, Tenant shall execute a document setting forth said date and said document shall be deemed a supplement to and part of this Lease. Tenant may access the Demised Premises prior to the Commencement Date in accordance with and subject to the terms and conditions of Section 1.04 below. Landlord represents and warrants that the mechanical, electrical, and plumbing systems serving the Demised Premises will be in good working order as of the Commencement Date. The terms and provisions of this Lease shall be effective as of the date of this Lease.

Section 1.04          Entry Prior to Commencement. Tenant may, at Tenant’s sole risk and expense, enter the Demised Premises prior to the Commencement Date upon at least two (2) days’ prior written notice to Landlord, for the purpose of installing Tenant’s tele data and computer cabling, furniture, fixtures and equipment. The provisions of this Section 1.04 shall apply only during the period prior to the Commencement Date.

During any such entry into the Demised Premises prior to the Commencement Date, Tenant shall comply with and perform, and shall cause its employees, agents, contractors, subcontractors, material suppliers and laborers to comply with and perform, all Tenant’s obligations under this Lease except the obligations to pay Base Rent and additional charges and other charges and other obligations the performance of which would be clearly incompatible with the installation of decorations, movable furnishings, and business fixtures and equipment pursuant hereto.

Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work in the Demised Premises prior to the Commencement Date shall be subject to all of the terms, conditions and requirements contained therein (including without limitation the provisions of Article 4). Neither Tenant nor any Tenant contractor shall interfere in any way with construction of, nor damage, the common areas or other parts of the Building. Without limitation, Tenant shall require each Tenant contractor to adjust and coordinate any work or installation in or to the Demised Premises to meet the schedule or requirements of other work being performed by or for Landlord throughout the Building which shall in all cases have precedence. Neither Tenant, nor any Tenant contractor, shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section. In all events, Tenant shall indemnify Landlord in the manner provided in Article 12 of this Lease against any claim, loss or cost arising out of any interference with, or damage to any work in the Building, or any delay thereto, or any increase in the cost thereof to the extent due in whole or in part to any act, omission, neglect or default by Tenant or any Tenant contractor.

Any requirements of any such Tenant contractor for services from Landlord or Landlord’s contractor, such as hoisting, electrical or mechanical needs, shall be paid for by Tenant and arranged between such Tenant contractor and Landlord or Landlord’s contractor. Neither Landlord nor Landlord’s contractor shall ever be required or obliged to alter the method, time or manner for performing work elsewhere in the Building, on account of the work of any such Tenant contractor. Tenant shall cause each Tenant contractor performing work on the Demised Premises to clean up regularly and remove its debris from the Demised Premises and Building.

THIS LEASE IS MADE UPON THE COVENANTS, AGREEMENTS, TERMS, PROVISIONS, CONDITIONS AND LIMITATIONS SET FORTH HEREIN, ALL OF WHICH TENANT AND LANDLORD EACH COVENANT AND AGREE TO PERFORM AND COMPLY WITH, EXCEPTING ONLY AS TO THE COVENANTS OF THE OTHER:

Article 2.

Rent

Section 2.01.        Base Rent. The “Rent Commencement Date” shall mean the one hundred twenty-first (121st) day following the Commencement Date. Tenant shall pay to Landlord base rent (“Base Rent”) in equal monthly installments, in advance, commencing on the Rent Commencement Date and thereafter on the first day of each calendar month during the term, pursuant to the following schedule:

Period	Annual Base Rent	Monthly Base Rent
Lease Year 1	$215,129.00.00 per annum ($43.00 per rentable square foot)	$17,927.42
Lease Year 2	$220,132.00 per annum ($44.00 per rentable square foot)	$18,344.33
Lease Year 3	$225,135.00 per annum ($45.00 per rentable square foot)	$18,761.25

The first “Lease Year” shall mean the period from the Rent Commencement Date through and including the last day of the calendar month in which the first anniversary of the Rent Commencement Date occurs; each subsequent Lease Year shall mean the next succeeding 12 month period.

Section 2.02.       Additional Rent for Operating Expenses and Taxes.(a)Tenant shall pay as Additional Rent to Landlord Tenant’s Pro Rata Share of Taxes (as defined below) in excess of Taxes attributable to the Tax Base Year and Tenant’s Pro Rata Share of all Operating Expenses (as defined below) in excess of the Operating Expenses attributable to the Operating Expense Base Year. “Tax Base Year” shall mean the City of Waltham fiscal year 2022 (i.e. July 1, 2021 through June 30, 2022). “Operating Expense Base Year” shall mean calendar year 2022. If at any time within any calendar year, including the Operating Expense Base Year, less than ninety-five percent (95%) of the rentable space of the Building or Property is leased under agreements for which the Term has commenced, Operating Expenses for that calendar year during the Term shall be computed and adjusted upward so that Operating Expenses shall at all times equal the greater of (i) actual Operating Expenses or (ii) an amount extrapolated as if the Building or Property, as applicable, were ninety-five percent (95%) occupied.

Additional Rent computed under this Section 2.02 shall be prorated on a per diem basis should this Lease commence or terminate before: (i) the end of any fiscal tax year for that portion related to Taxes; or (ii) the end of any calendar year for that portion related to Operating Expenses. Tenant shall make monthly payments of Additional Rent, in advance, commencing on the Rent Commencement Date and the first of each month thereafter equal to one-twelfth (1/12) of the annual amount of such Additional Rent reasonably projected by Landlord to be due from Tenant (pro-rated on a per diem basis for any partial month at the beginning or end of the Term) from time to time. Tenant’s monthly payments may be reasonably revised by Landlord from time to time so that Tenant’s aggregate monthly payments shall equal the Additional Rent then projected to be due for the real estate tax and/or operating period in question. A final accounting and payment for each real estate tax and operating period shall be made within thirty (30) days after written notice from Landlord of the exact amount of such Additional Rent for the fiscal tax year or calendar year in question. In the event Taxes for the Demised Premises, based upon which Tenant shall have paid Additional Rent, are subsequently reduced or abated, Tenant shall be entitled to receive its allocable share of the amount abated, provided that the amount of the rebate allocable to Tenant shall in no event exceed the amount of Additional Rent paid by Tenant for such fiscal year on account of Taxes under this Section 2.02, and further provided the rebate allocable to Tenant shall be reduced by its allocable share of the reasonable cost of obtaining such reduction or abatement not otherwise paid by Tenant. The obligations of this paragraph shall survive the expiration of the Lease.

“Tenant’s Pro Rata Share” is calculated by dividing the rentable square foot area of the Demised Premises by the rentable square foot area of the Building, as of the date of the computation. Tenant’s Pro Rata Share is initially 1.117% and is subject to adjustment if the rentable square footages of the Demised Premises changes on account of any amendment to the Lease or the Building changes on account of any reconstruction or expansion by Landlord. The Building, consists of approximately 448,071 rentable square feet.

(b)         “Operating Expenses” for the purpose of this Section shall mean:

(1)          All reasonable expenses incurred by Landlord or its agents which shall be directly related to employment of day and night supervisors, janitors, handymen, engineers, mechanics, electricians, plumbers, porters, cleaners, accounting and management personnel, and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workers’ compensation, insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the operation, management, repair, maintenance, cleaning and protection of the Property and appurtenant common areas and facilities serving the Demised Premises in a manner customarily provided to first-class suburban mixed-use office parks in suburban Boston, including without limitation repair and maintenance and providing the services required by this Lease, and, subject to clause (c)(1) below, personnel engaged in supervision of any of the persons mentioned above (collectively the “Operation of the Property”);

(2)             The reasonable cost of services, materials and supplies furnished or used in the Operation of the Property;

(3)             The reasonable cost of replacements for tools and equipment used in the Operation of the Property;

(4)             Commercially reasonable management fees paid to managing agents and for reasonable legal and other professional fees relating to the Operation of the Property, but excluding legal and other professional fees paid in connection with negotiation, administration or enforcement of leases; provided, however, that so long as an affiliate of Landlord manages the Property, management fees for the Property shall not exceed three percent (3%) of the gross rental income of the Property exclusive of the property management fee (including Base Rent and all Additional Rent) computed on an annual basis plus reimbursements for personnel at the property manager level and below;

(5)             Reasonable insurance premiums in connection with the Operation of the Property, including without limitation for such insurance coverages and amounts as Landlord or its mortgagees may require from time to time;

(6)            The reasonable costs of plowing and snow removal, maintaining landscaping and storm water drainage systems, and maintaining parking garages (if any), other parking areas, driveways, roadways, light poles, entry areas, and loading docks in good repair reasonably free of snow and ice (costs for shared facilities shall be allocated as set forth in clause 8 below);

(7)             Reasonable amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property.

(8)            All other reasonable expenses incurred in connection with the Operation of the Property, including capital expenditures (but subject to paragraph 2.02(c)(15) below) costs of waste removal, security and life safety systems testing, common area electricity and cleaning, cleaning of tenant premises, and utilities, any expenses in the nature of common area charges for operation, maintenance and repair of driveways, parking garages, if any, and other facilities or services shared with other buildings or premises to the extent allocable to the Demised Premises, and any condominium common expenses assessed against a condominium unit comprising the Demised Premises.

(c)        Operating Expenses shall be computed on an accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement and shall include taxes applicable thereto. The following shall be excluded from Operating Expenses:

(1)             Salaries and related benefits or any portion thereof for officers and executives of Landlord or Landlord’s managing agent above the level of property manager.

(2)             Depreciation of the Demised Premises or any improvements thereon.

(3)             Interest and amortization on indebtedness (except as expressly provided above).

(4)             Expenses for which Landlord, by the terms of this Lease or otherwise, makes a separate charge.

(5)             The cost of any electric current or other utilities or services paid for by Tenant as a separate charge.

(6)             Leasing fees or commissions.

(7)             Repairs or other work occasioned by the exercise of right of eminent domain.

(8)             Renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant tenant space, other than maintenance and repairs required by this Lease and work in common areas.

(9)             Landlord’s costs of utilities and other services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge over and above the base rent, operating expense, or other rental amounts payable under the lease with such tenant.

(10)           Expenses in connection with services or other benefits of a type which Tenant is not entitled to receive under the Lease but which are provided to another tenant or occupant.

(11)           Expenses, including rental, created under any ground or underlying leases.

(12)           Any particular items and services for which a tenant otherwise reimburses Landlord by direct payment over and above the base rent, operating expenses and other rental amounts payable under the applicable lease.

(13)           Any expense for which Landlord is compensated through proceeds of insurance, condemnation or otherwise.

(14)            Expenses for periods of time not included within the Term.

(15)          Expenses that are considered capital expenditures under generally accepted accounting principles, except capital expenditures that (A) will, in Landlord’s reasonable estimate, result in a reduction in Operating Expenses payable by Tenant (in which case Landlord shall only include each year in Operating Expenses the amount of Landlord’s reasonable estimate of such annual reduction in Operating Expenses, but may recover the aggregate of such anticipated annual savings over the course of 12 months in equal installments, rather than over the useful life of such capital item), or (B) are required by changes in law occurring after the Commencement Date. Any capital expenditures not excluded from Operating Expenses pursuant to this paragraph shall be amortized over the useful life of the item in question, together with interest at Landlord’s actual interest rate incurred in financing such capital expenditures, or, if no part of such expenditure is financed, at an imputed interest rate equal to the prime rate of interest as reported by Bank of America, N.A., plus three percent (3%).

(16)           Cost of rebuilding after casualty or taking, other than insurance deductibles, or in the removal, abatement or remediation of hazardous substances or materials caused by Landlord or persons other than Tenant, other than in types and amounts customary in the operation of a first-class office building.

(17)         All Operating Expenses shall be reduced by the amount (net of reasonable collection costs) of any insurance reimbursement, discount or allowance received by Landlord in connection with such costs.

(18)           Costs incurred in the acquisition, development and renovation of the Property.

(19)           Environmental testing, and the cost of complying with applicable federal, state and local laws, regulations and rules dealing with handling, storage and disposal of Hazardous Materials (other than those ordinarily found or used in the customary operation of first-class office buildings), including clean-up costs, and any related matters, except in each case to the extent caused by Tenant or any party for whom Tenant is legally responsible.

(20)           That portion of employee expenses allocable to work that is not for the benefit of the Property or common areas and facilities serving the same; if employees work at more than one location, their compensation and other labor costs shall be properly allocated.

(21)           Administrative fees and compensation for Landlord’s and managing agent’s general administrative staff, to the extent not directly attributable to the management, operation, maintenance and repair of the Property or common areas and facilities serving the Property (other than the management fee referred to in subsection (b)(4), above).

(22)           Franchise or income taxes imposed on Landlord.

(23)           Costs incurred by Landlord as a result of any violation by Landlord or any other tenant of the terms and conditions of any lease of space.

(24)           Costs incurred in connection with the operation of the common fitness room and cafeteria, other than utility charges and ordinary and reasonable maintenance expenses to the extent not covered by fees for use of such facilities.

(25)            Except for Landlord’s deductible, expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation.

(26)           Expenses incurred by Landlord to lease space to new tenants or to retain existing tenants including leasing commissions, advertising and promotional expenditures.

(27)           Expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or existing tenants.

(28)           Expenses for the replacement of any item covered under warranty.

(29)           Cost of any penalty or fine incurred by Landlord due to Landlord’s violation of any federal, state or local law or regulation and cost of any interest or penalties due to late payment by Landlord of any item included in Operating Expenses.

(30)          Any expense for which Landlord is reimbursed by a specific tenant including Tenant (other than as a payment for Operating Expenses), or the cost of any item for which Landlord has been paid or reimbursed by insurance, warranties, service contracts, or condemnation proceeds.

(31)           Costs related to maintaining Landlord’s existence, either as a corporation, partnership, or other entity.

(32)           Payments to affiliates of Landlord but only to the extent that they exceed market charges (Tenant acknowledging that the property management fee set forth in item (4) in the definition of Operating Expenses above does not exceed market charges).

(33)          Costs relating to the investigations of, encapsulation of, testing for, or removal of Hazardous Substances other than ordinary and customary disposal of Hazardous Substances that are used in the operation, repair, and maintenance of similar first class Buildings.

(34)           Costs for reserves.

(35)           Except as stated in item (1) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes “Landlord”, including costs of selling, syndicating, financing or mortgaging any of Landlord’s interest in the Property.

(36)           Rentals payable under any ground or underlying lease, if any.

(37)          Costs incurred by Landlord to comply with Applicable Laws with respect to conditions existing prior to the Commencement Date.

(d)       “Taxes” means all taxes, assessments, betterments, excises, user fees imposed by governmental authorities, and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Property), assessed or imposed against the Building or the Property (including without limitation any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), other than a federal or state income tax of general application. Notwithstanding anything to the contrary herein, Taxes shall exclude (a) any land acquisition costs, and any other fee, cost or tax (other than increases in real property taxes resulting from reassessments of the Property) associated with the development or construction of the Property, (b) any interest or penalties for late payments to the extent relating to a period in which Tenant was not in default of its obligations to pay Tenant’s Pro Rata Share of Taxes, and (c) any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. The amount of any special taxes, special assessments and agreed or governmentally imposed “in lieu of tax” or similar charges shall be included in Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Betterments and assessments, whether or not paid in installments, shall be included in Taxes in any tax year as if the betterment or assessment were paid in installments over the longest period permitted by law, together with the interest thereon charged by the assessing authority for the payment of such betterment or assessment in installments.

If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on such property or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the date of this Lease) measured by or based in whole or in part upon building valuation, mortgage valuation, rents, services or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term of Taxes, but only to the extent that the same would be payable if the Property were the only property of Landlord. Taxes shall also include expenses, including reasonable fees of attorneys, appraisers and other consultants, incurred in connection with any reasonable efforts to obtain abatements or reduction or to assure maintenance of Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings.

(e)         Tenant shall have the right for a period of ninety (90) days (the “Audit Period”) following its receipt of Landlord’s statement of Additional Rent due on account of Operating Expenses and Taxes to examine and copy Landlord’s books and records concerning Operating Expenses for the calendar year covered by such statement in the offices of the property manager or another location reasonably designated by Landlord. Tenant’s audit may be conducted by its employees or its designated accountants, provided that the accountants must not be employed on a contingency fee basis. If, by notice to Landlord given after such examination but during the Audit Period (which notice shall be accompanied by documentation evidencing the results of Tenant’s audit to Landlord’s reasonable satisfaction), Tenant disputes the amount of Additional Rent for Operating Expenses shown on the statement, then Tenant may request that the amount of Additional Rent for Operating Expenses for the year in question be determined by an audit conducted by a certified public accountant reasonably selected by both parties, provided that if the parties are unable so to agree on an accountant within ten (10) days after receipt of Tenant’s notice or if Tenant has disputed Landlord’s calculation of the Tax Base Year, then within twenty (20) days after Tenant’s notice is given Tenant may submit the dispute for determination by an arbitration conducted by a single arbitrator in the Boston, Massachusetts Office of the American Arbitration Association (“AAA”) in accordance with the AAA’s Commercial Arbitration Rules. The arbitrator shall be selected by the AAA and shall be a certified public accountant with at least ten (10) years of experience in auditing office buildings in the suburban Boston area. If, by notice to Landlord given after such examination but during the Audit Period, Tenant disputes Landlord’s calculation of the Tax Base Year, and the parties are unable to agree on such calculation within 30 days after such notice, Tenant may submit such dispute to arbitration in the manner set forth above with respect to disputes regarding Operating Expenses. Tenant and each person reviewing Landlord’s books and records or participating in the arbitration shall agree in writing that all information obtained from Landlord’s books and records shall be kept confidential and used only for the purpose of determining amounts properly due under this Lease. If the Additional Rent due is finally determined to be less than the Additional Rent paid by Tenant on account of Landlord’s calculation of Operating Expenses, Landlord shall either promptly refund to Tenant the difference or credit same against Rent next due from Tenant. If the Additional Rent due was less than ninety-five percent (95%) of the Additional Rent paid by Tenant on account of Landlord’s calculation of Operating Expenses, Landlord shall reimburse Tenant for the reasonable third-party costs of reviewing Landlord’s books and records. Landlord’s statements of Additional Rent for Operating Expenses and Taxes shall be conclusive and binding on Tenant unless disputed in accordance with the procedures of this Section 2.02(e).

(f)        Operating Expenses which are incurred jointly for the benefit of the Building and another building or premises shall be allocated between the Building and the other building or premises in accordance with the ratio of their respective rentable areas calculated using a consistent methodology, unless the other building or premises is used for a purpose materially different than the Building, in which case the affected cost items shall be allocated on a reasonable basis. If the Building and the land appurtenant thereto are not assessed as a separate tax parcel, then real estate taxes shall be allocated between the Building and the balance of the tax parcel based on the factors taken into account by the municipal tax assessor or such other reasonably method as Landlord may elect, which may be based on the relative square footages of the buildings and their use or may be in accordance with the ratio of their respective fair market values. In the event of a dispute concerning the allocation of Operating Expenses or Taxes, then the matter shall be submitted by Landlord and Tenant for resolution by arbitration in accordance with the procedures set forth in Section 2.02(e).

Section 2.03.             Payment of Rent. The term “Additional Rent” shall mean all amounts due under Section 2.02 for Operating Expenses and Taxes, and all other amounts (except Base Rent) to be paid by Tenant to Landlord in accordance with the terms of this Lease, including without limitation payments to Landlord for reimbursement of any costs expended upon an Event of Default by Tenant. The term “Rent” shall mean Base Rent and Additional Rent. All payments of Rent shall be made without set-off, deduction or offset except as expressly provided in this Lease. All payments of Rent shall be made to Landlord at c/o Davis Marcus Management, Inc., c/o The Davis Companies, 125 High Street, Suite 2111, Boston Massachusetts 02110, or as may be otherwise directed by Landlord in writing. Notwithstanding the foregoing, Tenant may elect to make all payments required under the Lease by electronic payment using the Automated Clearing House system or other similar system. In such event, Landlord agrees to provide to Tenant the required forms and information necessary to make such payments. Without limiting the foregoing, except as otherwise expressly provided for herein, Tenant’s obligation to pay Rent shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Demised Premises, or any other restriction on Tenant’s use, or, except as provided in Article 11, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant assumes the risk of the foregoing and waives all rights now or hereafter existing to quit or surrender the Demised Premises or any part thereof, to terminate or cancel this Lease, or to assert any defense in the nature of constructive eviction to any action seeking to recover rent. Subject to the provisions of this Lease, however, Tenant shall have the right to injunctive relief or to seek judgments for direct money damages occasioned by Landlord’s breach of its Lease covenants (but may not set-off any such judgment against any rent or other amount owing hereunder).

Section 2.04.          Rent from Real Property. It is intended that all Rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). If Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Section 512(b)(3) or 856(d) of the Code and the Regulations, Tenant agrees (i) to cooperate with Landlord by entering into such commercially reasonable amendment or amendments to this Lease as Landlord reasonably deems necessary to qualify all Rent as “rents from real property,” and (ii) to permit an assignment of this Lease; provided, however, that any adjustments required under this Section shall be made so as to produce the substantially equivalent (in economic terms) Rent as payable before the adjustment.

Section 2.05.          Security Deposit.

On the execution on this Lease, Tenant shall deliver to Landlord as security for the performance of the obligations of Tenant hereunder a security deposit in the initial amount of Thirty-Five Thousand, Eight Hundred Fifty-Four and 84/100 Dollars ($35,854.84) (the “Security Deposit”). Tenant’s failure to timely deliver the Security Deposit to Landlord shall constitute an Event of Default under this Lease, without any notice or cure period under Article 14.

Landlord shall be entitled to use, apply or retain the whole or any part of the Security Deposit following a default by Tenant hereunder, after the expiration of any applicable notice or cure period (or if Tenant has failed to timely pay Rent or perform any of its other obligations under the Lease and transmittal of a default notice or running of any cure period is barred or tolled by applicable law). Landlord may, but shall not be obligated to, apply such amount to the extent necessary to cure the default and/or make any payments due to Landlord hereunder on account of such default, including without limitation any unpaid Rent, any damages arising from a termination of this Lease in accordance with its terms, and for any damages arising from any rejection of this Lease in a bankruptcy proceeding commenced by or against Tenant. The Security Deposit may be mingled with other funds of Landlord, and no fiduciary relationship shall be created with respect to such Security Deposit, nor shall Landlord be liable to pay Tenant interest thereon. In the event Landlord applies or retains any portion or all of the Security Deposit, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be the full amount of the required Security Deposit. Within sixty (60) days after the expiration or sooner termination of the Term, the Security Deposit, to the extent not applied, shall be returned to Tenant, without interest. For purposes of this Section 2.05, a default shall also include any default that is prevented or delayed from ripening into an Event of Default due to Landlord’s inability to give any required notice or the tolling of any grace or cure period caused by any stay or injunction arising from the bankruptcy of Tenant.

In the event of a sale of the Property or lease, conveyance or transfer of the Property, Landlord shall have the right to transfer the Security Deposit to the transferee (“New Landlord”) and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look to the New Landlord solely for the return of said Security Deposit to the extent such Security Deposit was actually transferred or credited to the New Landlord. The provisions hereof shall apply to every transfer or assignment made of the security to a New Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

Article 3.

Utility Services

Section 3.01.         Electricity. From and after the Commencement Date, Tenant agrees to pay, or cause to be paid, as Additional Rent, all charges for electricity consumed in the Demised Premises (or by any special facilities serving the Demised Premises). Tenant’s charges for such utility usage shall be based upon Tenant’s actual usage as determined by Landlord’s reading of check-meters currently serving the Demised Premises. Tenant shall make monthly payments of Additional Rent on account of electricity, in advance, on the Commencement Date and the first of each month thereafter equal to one-twelfth (1/12) of the annual amount of such Additional Rent reasonably projected by Landlord, based upon prior usage at the relevant building or as projected by Landlord’s engineer, to be due from Tenant (pro-rated for any partial month at the beginning or end of the Term) from time to time. Tenant’s monthly payments may be reasonably revised by Landlord from time to time so that Tenant’s aggregate monthly payments shall equal the Additional Rent then projected to be due for the year in question. Landlord shall provide Tenant with a statement showing Tenant’s actual usage of electricity based on the reading of Tenant’s check-meters no less often than annually. If the Additional Rent due for electricity is less than the Additional Rent for electricity paid by Tenant on account of Landlord’s calculation of estimated electrical charges, Landlord shall, at Landlord’s election, either promptly refund to Tenant the difference or credit same against Rent next due from Tenant. If the Additional Rent due for electricity is more than Landlord’s calculation of estimated electrical charges, Tenant shall pay such amount to Landlord within 30 days following receipt of the bill therefor. If such usage is not separately metered or check-metered from time to time, such usage and billing shall be based upon the reasonable estimate of Landlord’s consulting engineer. If Tenant is directed by Landlord to make payments directly to the utility company for separately metered electricity, then Tenant shall pay such bills directly to the utility company, Tenant shall contract directly for electric service, and shall pay all bills for such utility service as and when due. Tenant shall pay all costs associated with obtaining the electricity service, including costs for equipment installation, maintenance and repair; exit fees, stranded cost charges, and the like; provided, however, Tenant shall not be responsible for costs of the initial installation of such services.

Section 3.02.         Other Landlord Services. Landlord shall provide Tenant with access to the Demised Premises 24 hours per day, 365 days per year, subject to matters described in Section 20.14 and Landlord’s reasonable security measures, and subject to Landlord’s right to prohibit, restrict or limit access to the Building or the Demised Premises in emergency situations if Landlord determines, in its reasonable discretion, that it is necessary or advisable to do so in order to prevent or protect against death or injury to persons or damage to property. Landlord agrees to furnish to the Demised Premises the services, and for the periods, set forth on Exhibit 3.02 (with the cost of such services included in Operating Expenses). All other services necessary for the use, occupancy or operation of the Demised Premises, or to maintain the same in good condition and repair, shall be provided by Tenant. Landlord shall not be required to provide services which exceed the capacity of the building systems serving the Demised Premises and shall not be required to act (or prevented from acting) in any manner which might create unsafe conditions, violate applicable legal requirements, or be inconsistent with standards for the operation of comparable institutionally-financed office buildings. In any event, subject to Section 7.04 below, Landlord’s obligation to provide such services shall be subject to interruption due to any act or omission of Tenant (including a failure to pay for utilities), accident, to the making of repairs, alterations or improvements (other than those due to the gross negligence or willful misconduct of Landlord), to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for such building, governmental restraints, or to any cause beyond Landlord’s reasonable control. In the event of any such disruption or interruption (other than an act or omission of Tenant) prior to the time when Tenant is responsible for providing such services, Landlord will use diligent efforts to restore the services, or to cause the services to be restored, as promptly as reasonably possible. In no event shall Landlord be liable for any interruption or delay in any of the above services for any of such causes except as provided in Section 7.04.

Section 3.03.          Normal Building Hours. Normal Building hours of operation are Monday through Friday, 8 a.m. to 6 p.m., and with at least 24 hours’ prior written notice to Landlord, Saturday 8 a.m. to 1 p.m., exclusive of state and federal holidays and such other days as Landlord may reasonably designate as Building holidays (e.g., the day after Thanksgiving).

Article 4.

Insurance

Section 4.01.         Compliance with Property Insurance. Tenant shall not permit any use of the Demised Premises which will make voidable any insurance on the Property, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office, or any similar body succeeding to its powers. Tenant shall, within ten (10) days of demand, reimburse Landlord in full for its allocable share of any extra insurance premiums caused by the particular use or manner of use of the Demised Premises by Tenant (as opposed to office use, generally).

Section 4.02.            Tenant’s Required Insurance. Tenant shall maintain with respect to the Demised Premises and the property of which the Demised Premises are a part, the following insurance:

(a)      Commercial general liability insurance including Broad Form Project Damage and Contractual Liability with respect to the Demised Premises, their use, occupancy and operation, under which Tenant is the named insured and Landlord, Landlord’s lenders, managing agent, the association of unit owners of the Reservoir Woods Primary Condominium, The Prudential Life Insurance Company of America, and any Landlord agents or contractors (provided that Landlord has identified such mortgagee, agents and/or contractors by notice to Tenant)are named as additional insureds with respect to their vicarious liability for covered claims arising from Tenant’s use or occupancy of the Demised Premises or the Property. Such coverage shall be written on an occurrence basis, with the following minimum limits: General Aggregate $2,000,000.00; Products/Completed Operations Aggregate $2,000,000.00; Each Occurrence $1,000,000.00; Personal and Advertising Injury $1,000,000.00; Medical Payments $5,000.00 per person. In addition, Tenant shall maintain Umbrella/Excess Liability insurance on a following form basis with the following minimum limits: General Aggregate $4,000,000.00; Each Occurrence $4,000,000.00;

(b)     Commercial property insurance on an “all risk” basis, and specifically including sprinkler leakages, vandalism, and malicious mischief and plate glass damage covering all property of every description owned or brought into the Demised Premises by Tenant, its employees, agents, contractors, subtenants, or assignees including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of Tenant, including without limitation any Tenant Work (as defined in Section 8.01, below), in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be reasonably approved by Landlord in form satisfactory to Landlord in its reasonable discretion and plate glass insurance coverage covering all plate glass within the Demised Premises. Landlord shall be named as loss payee on such property insurance to the extent of its interest;

(c)      Policies of insurance against loss or damage arising from incidents relating to the air-conditioning and/or heating system, electrical systems, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery, if any, installed in the Demised Premises in an amount satisfactory to Landlord in its reasonable discretion;

(d)     Workers’ compensation and occupational disease insurance with statutory limits and Employer’s Liability insurance with the following limits: Bodily injury by disease per person $1,000,000.00; Bodily injury by accident policy limit $1,000,000.00; Bodily injury by disease policy limit $1,000,000.00;

(e)      Business automobile liability insurance including owned, hired and non-owned automobiles, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence, with such commercially reasonable increases as Landlord may require from time to time;

(f)       Business interruption insurance insuring interruption or stoppage of Tenant’s business at the Demised Premises for a period of not less than twelve (12) months; and

(g)     With increases in the foregoing limits, and any other form or forms of insurance as Landlord may reasonably require from time to time, with any other form(s) of insurance in amounts and for insurable risks (on commercially reasonable terms) against which a prudent tenant would protect itself to the extent landlords of comparable buildings in the vicinity of the Property require their tenants to carry such other form(s) of insurance.

Each policy of insurance required under this Section 4.02 shall be issued by companies rated not less than A-/X by Best’s Rating Service (or its successor) or otherwise acceptable to Landlord in Landlord’s reasonable discretion and licensed to do business in The Commonwealth of Massachusetts, and shall be noncancellable with respect to Landlord and any mortgagee (provided that Landlord has identified such mortgagee by notice to Tenant), without thirty (30) days’ prior notice to Landlord and such mortgagee. Tenant shall deliver to Landlord and any mortgagee (provided that Landlord has identified such mortgagee by notice to Tenant) certificate(s) of insurance evidencing the coverage required hereunder upon commencement of the Term and no later than thirty (30) days prior to the expiration of the coverage evidenced by a prior certificate. Tenant’s liability insurance policy shall be primary with respect to all claims for which Tenant is to indemnify Landlord under Article 12 to the maximum extent permitted by law, all furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Demised Premises or Property or in transit thereto or therefrom (“Tenant Property”) shall be at the sole risk of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord. Tenant Property expressly includes, without limitation, all business and trade fixtures and equipment, including without limitation any security or access control systems installed for the Demised Premises, filing cabinets and racks, removable cubicles and partitions, kitchen equipment, computers and related equipment, raised flooring, supplemental cooling equipment, audiovisual and telecommunications equipment, non-building standard signage, and other tenant equipment installations, in each case including related conduits, cabling and brackets or mounting components therefore and any connectors to base building systems and in each case whether installed or affixed in or about the Demised Premises, in building core areas, or elsewhere at the Property, unless, subject to the provisions of Section 4.05, the same is caused by the gross negligence or willful misconduct of Landlord or its agents, employees or contractors.

Section 4.03.          Landlord’s Required Insurance. Landlord shall maintain at least Five Million Dollars ($5,000,000.00) of commercial general liability insurance (including so-called umbrella coverage) covering the Building. Landlord shall maintain physical damage and casualty insurance on an “all risk” basis on the Building (excluding furnishings, fixtures, equipment and other personal property of Tenant) in the amount of the full replacement cost of the Demised Premises (other than Tenant Work) as reasonably determined by Landlord, and shall also maintain boiler and rent loss insurance in amounts required by Landlord’s mortgage lender (or, if there is no mortgage lender, consistent with standards for comparable institutional buildings). Landlord’s insurance shall be issued by companies rated not less than A-/X by Best’s Rating Service (or its successor) and licensed to do business in The Commonwealth of Massachusetts. Landlord shall cause the casualty insurance replacement cost coverage to be updated as reasonably necessary. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties. Landlord may maintain other coverages in such amounts as are required by Landlord’s mortgage lender or otherwise as reasonably determined by Landlord.

Section 4.04.          Tenant Work Insurance. In addition, during the performance of any Tenant Work, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause the general contractor performing any work in the Demised Premises (and the general contractor shall cause its subcontractors) to carry: (a) workers’ compensation and occupational disease insurance in statutory amounts; (b) employer’s liability insurance with a limit of not less than One Million Dollars ($1,000,000); (c) commercial general liability insurance, including personal injury and property damage, on an occurrence basis in the amount of a combined single limit of not less than One Million Dollars ($1,000,000.00) for each occurrence, such limit to be increased to Five Million Dollars ($5,000,000.00) if the cost of the work exceeds One Million Dollars ($1,000,0000.00); and (d) all risk installation floater insurance (on the complete value/full coverage form) to protect Landlord’s interest and that of Tenant, contractors and subcontractors during the course of the construction, with limits of not less than the total replacement cost of the completed improvements under construction. Such contractor insurance policies shall be endorsed to include Landlord, The Prudential Life Insurance Company of America, the condominium association, Landlord’s lenders, managing agent, and any other third party providing services to the Building (provided that Landlord has identified such mortgagee and/or third parties by notice to Tenant) as additional insureds.

Section 4.05.         Waiver of Subrogation. Any insurance carried by either party with respect to the Demised Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured hereunder prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by property insurance carried (or required to be carried) by the party suffering the injury or loss to the extent of the coverage provided (or to be provided) thereunder.

Section 4.06.          Certificates of Insurance. Within fifteen (15) days of request, each party shall provide the other with certificates of all insurance maintained or required to be maintained under this Lease. All such insurance certificates shall provide that such policy shall not be canceled or reduced as to coverage or amount without at least thirty (30) days prior written notice to each insured named therein. Tenant shall provide to Landlord certificates of all insurance maintained or required to be maintained under this Lease prior to any entry into the Demised Premises pursuant to Section 1.04.

Article 5.

Use of Demised Premises

Section 5.01.          Permitted Use. Tenant covenants and agrees to use the Demised Premises only for the purposes of business and professional office use and for no other purpose (the “Permitted Use”).

Section 5.02.             Compliance With Laws.

(a)       Tenant will not make or permit any occupancy or use of any part of the Demised Premises for any hazardous, offensive, dangerous, noxious or unlawful occupation, trade, business or purpose or any occupancy or use thereof which is contrary to any law, by-law, ordinance, rule, permit or license, and will not cause, maintain or permit any nuisance in, at or on the Demised Premises. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any Hazardous Materials in the drainage system of the Demised Premises or Property, or overload existing electrical or other mechanical systems. Tenant shall not use any machinery or equipment in the Demised Premises that causes excessive noise or vibration, as reasonably determined by Landlord, or that unreasonably interferes with the use or enjoyment of the Property by other tenants or lawful occupants. No refuse shall be dumped upon or permitted to remain outside of the Demised Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose. No sign, antenna or other structure or thing shall be erected or placed on the Demised Premises or any part of the exterior of any building or on the land comprising the Property or erected so as to be visible from the exterior of the Building except as expressly permitted pursuant to Section 20.12 of this Lease. Tenant will not cause or permit any waste, overloading, stripping, damage, disfigurement or injury of or to the Property or the Demised Premises or any part thereof.

(b)      Tenant agrees not to generate, store or use any Hazardous Materials (as hereinafter defined) on or about the Demised Premises, except those used by Tenant in its general office operations and janitorial services, in both cases limited to such Hazardous Materials in such amounts as are customarily used in general office uses and for janitorial service provided to general office uses and in compliance with applicable Environmental Laws. For purposes of this Lease, “Hazardous Materials” shall mean any substance regulated under any Environmental Law, including those substances defined in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation, or ordinance, pollutants or contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants, pollutants or materials as defined, regulated or described in any of the Environmental Laws. As used in this Lease, “Environmental Laws” means all federal, state and local laws relating to the protection of the environment or health and safety, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National Environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act, as amended, the Hazardous Material Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act and the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, Massachusetts General Laws Chapters 21C and 21E and any other state and local counterparts or related statutes, laws, regulations, and order and treaties of the United States.

(c)      Tenant shall permit Landlord and Landlord’s agents, representatives and employees, including, without limitation, legal counsel and environmental consultants and engineers, access to the Demised Premises during the Term upon at least twenty-four (24) hours’ prior notice (which may be verbal, and no such prior notice is necessary in the event of an emergency threatening life or property) to Legal@aerovateTx.com or such other employee of Tenant as Tenant may designate to Landlord from time to time for purposes of conducting environmental assessments; provided, however, that such assessments may only be conducted if (i) Landlord has reason to believe that there has been a release or threat of release of Hazardous Materials in a reportable quantity at the Demised Premises or arising from Tenant’s activities at the Property or (ii) requested by an actual or prospective mortgage lender, purchaser or equity investor. Landlord shall permit Tenant or Tenant’s representatives to be present during any such assessment, and any investigation, testing or sampling. In making any such entry, Landlord shall avoid materially interfering with Tenant’s use of the Demised Premises, and upon completion of Landlord’s assessment, investigation, and sampling, shall substantially repair and restore the affected areas of the Demised Premises from any damage caused by the assessment. Such assessment shall be at Landlord’s expense, provided that if the assessment shows that a release of Hazardous Materials by Tenant in violation of this Lease has occurred, then Landlord’s actual, reasonable, out-of-pocket costs relating to such assessment shall be reimbursed by Tenant within thirty (30) days of Tenant’s receipt of Landlord’s invoice therefor. Tenant shall reimburse Landlord within thirty (30) days of Tenant’s receipt of Landlord’s invoice therefor for all costs reasonably incurred by Landlord, for independent consultants or otherwise, in connection with inspections, investigations, and/or response actions concerning a release or threat of release of Hazardous Materials at the Demised Premises except to the extent caused by Landlord or its agents, contractors or employees.

Section 5.03.            Hazardous Materials Indemnity. Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, Landlord’s managing agent and any mortgagee of the Demised Premises and any other Indemnitee (as defined in Section 12.01) fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, reasonable attorneys’ fees, consultants’ fees, laboratory fees and clean-up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or to the extent attributable to (i) the presence of any Hazardous Materials on the Property or the Demised Premises arising from the action or negligence of Tenant, its officers, employees, contractors, and agents, or arising out of the generation, storage, treatment, handling, transportation, disposal or release by such party (or their respective officers, employees, contractors, agents or invitees) of any Hazardous Materials at or near the Property or the Demised Premises, (ii) any violation(s) by Tenant or its officers, employees, contractors, agents or invitees of any applicable law regarding Hazardous Materials, and (iii) any breach by Tenant of the obligations set forth in Sections 5.02(b) and (c) of this Lease.

The provisions of this Section 5.03 shall survive the expiration or earlier termination of this Lease.

Section 5.04.         Rules and Regulations. Rules and regulations, provided the same are not inconsistent with or in limitation of the provisions of this Lease affecting the cleanliness, safety, occupation and use of the Demised Premises and common areas of the Property, which in the judgment of Landlord are reasonable, shall be observed by Tenant and its employees, and Tenant shall use reasonable efforts to cause its agents, contractors, customers and business invitees to comply therewith. Landlord’s rules and regulations shall not restrict the conduct of Tenant’s employees while they are within the Demised Premises (and not visible from outside the Demised Premises) except as necessary to comply with law, avoid unsafe conditions, or operate the Property in accordance with first-class office building in the suburban Boston Area. Tenant acknowledges that the rules and regulations may include provisions necessary to comply with requirements of governmental approvals. Landlord agrees that the rules and regulations shall not be applied in a discriminatory manner.

Article 6.

Compliance with Legal Requirements

Section 6.01.         Legal Requirements. Throughout the Term, Tenant, at its sole cost and expense, will promptly comply with all requirements of law related in any way to the Demised Premises, any requirements of law related specifically to Tenant Work or to Tenant’s specific use and occupation of the Demised Premises or with respect to any modifications or renovation to the Demised Premises proposed by Tenant, and will procure and maintain all permits, licenses and other authorizations required with respect to the Demised Premises, or any part thereof, for the lawful and proper operation, use and maintenance of the Demised Premises or any part thereof by Tenant or its officers, employees, contractors, agents or invitees. Tenant shall in each and every event and instance, at its sole cost and expense, be responsible for compliance with all codes and regulations with respect or relating to the Demised Premises, including, without limitation, those occasioned by work performed by or for Tenant. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no obligation to bring elements of the foundations, exterior walls, structural floors, and roof of the Building, and the portions of the electrical, heating, ventilation and air conditioning systems of the Building that serve other tenants (collectively, the “Base Building”) into compliance with applicable laws except to the extent such compliance is required as a result of Tenant Work, Tenant’s particular use of the Demised Premises, as opposed to office use, generally, Tenant’s negligence or willful misconduct (subject to the provisions of Section 4.05), or an Event of Default of Tenant under this Lease.

Article 7.

Construction, Condition, Repairs and Maintenance of Demised Premises

Section 7.01.         Landlord Maintenance Obligations. Throughout the Term, and except as provided in Section 7.02, but subject to the terms of Article 11, Landlord shall make such repairs to the Base Building and the common areas of the Property as may be necessary to keep them in good condition in accordance with standards for a first-class office building in the suburban Boston area, reasonable wear and tear excepted.

Section 7.02.             Tenant’s Maintenance Obligations. Throughout the Term, and except as provided in Section 7.01, but subject to the terms of Article 11, Tenant shall maintain and repair the Demised Premises, and any Tenant Work, and any Building systems serving exclusively the Demised Premises in accordance with standards for a first-class office building in the suburban Boston area, reasonable wear and tear excepted.

Section 7.03.             Landlord’s Right of Entry. Landlord, or agents or prospective investors, lenders or purchasers of Landlord, at reasonable times, reserves the right to enter upon the Demised Premises to examine the condition thereof, to make repairs, alterations and additions as Landlord is required or permitted under the terms of this Lease, and at any reasonable time within twelve (12) months before the expiration of the Term to show the Demised Premises to prospective tenants. Other than in the event of an emergency, Tenant shall have the right to have a representative present in connection with any entry by Landlord pursuant to this Section 7.03, but such entry shall not be conditioned upon such representative being present. In connection with such access, Landlord shall not unreasonably interfere with the operation or work at the Demised Premises and shall give Tenant reasonable prior notice (except in the event of an emergency, in which event such notice shall be as prompt as possible under the circumstances) of Landlord’s intent to access the Demised Premises.

Section 7.04.             Service Interruptions. In the event that there shall be an interruption, curtailment or suspension of any service required to be provided by Landlord pursuant to Exhibit 3.02 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of all or a portion of the Demised Premises for the Permitted Use, and Tenant actually ceases to use the affected portion of the Demised Premises (a “Service Interruption”), and if (i) such Service Interruption shall continue for five (5) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”) and (ii) such Service Interruption shall not have been caused, in whole or in part, by reasons beyond Landlord’s reasonable control or by an act or omission in violation of this Lease by Tenant or by any negligence of Tenant, or Tenant’s agents, employees, contractors or invitees (a Service Interruption that satisfies the foregoing conditions being referred to hereinafter as a “Material Service Interruption”) then, as liquidated damages and Tenant’s sole remedy at law or equity, Tenant shall be entitled to an equitable abatement of Rent, based on the nature and duration of the Material Service Interruption, the area of the Demised Premises affected, and the then current Rent amounts, for the period that shall begin on the commencement of such Material Service Interruption and that shall end on the day such Material Service Interruption shall cease.

Article 8.

Alterations and Additions

Section 8.01.              Tenant Work.

(a)        Tenant shall not make any additional alterations or additions, structural or non-structural, to the Demised Premises without first obtaining the written consent of Landlord on each occasion, which consent shall not be unreasonably withheld, conditioned or delayed. Any such alterations or additions are referred to herein as “Tenant Work”. For non-structural alterations or additions valued at less than Fifty Thousand Dollars ($50,000.00) which do not affect any of the exterior, lobbies, elevator, roof, structure, or building systems in or at the Building, Landlord’s consent shall not be required (“Minor Alterations”); provided, however, that (i) if such Minor Alteration requires a building permit from the City of Waltham, Landlord’s reasonable consent shall be required, provided that such consent shall not be unreasonably withheld, conditioned or delayed, and (ii) upon the expiration or termination of this Lease, Tenant shall not be required to readapt, repair and restore the affected portion of the Demised Premises to substantially the condition the same were in prior to such Minor Alteration. Landlord shall use commercially reasonable efforts to provide, in writing, its consent or its withholding of consent to any Alterations request from Tenant within ten (10) days following receipt of the Alterations request and shall state with reasonable detail the reasons for Landlord’s withholding of consent and the modifications required to be made to the Alterations in order for Landlord to provide its consent to the same. If Landlord fails to so respond within such ten (10) day period, Tenant may deliver a second request to Landlord with a legend in bold and prominent print stating that “FAILURE TO REPLY TO THIS REQUEST FOR APPROVAL OF TENANT’S ALTERATIONS WITHIN FIVE (5) BUSINESS DAYS MAY BE DEEMED TO BE LANDLORD’S APPROVAL” and, if Landlord fails to approve or disapprove of the Alterations in question within five (5) business days following delivery of such second notice, then Landlord shall be deemed to have consented to the proposed Alterations. Additionally, Tenant shall give prior written notice to Landlord of any Minor Alteration regardless of whether Landlord’s consent is required. Wherever consent is required, it shall include approval of plans, if any, and contractors and the insurance required under Section 4.04. Tenant shall notify Landlord of all alterations or additions and provide Landlord with copies of any construction plans therefor whether or not Landlord’s consent is required. All such allowed alterations, including reasonable third-party costs of review in seeking Landlord’s approval if such approval is required, shall be made at Tenant’s expense by an Approved Contractor (as defined below), in compliance with all applicable laws, and shall be of a quality at least equal to first-class office standards. All alterations and additions performed by Tenant (but excluding Minor Alterations) shall be performed by an Approved Contractor providing full payment and completion bonds, if requested by Landlord, for Tenant Work costing in excess of $250,000.00. Upon the expiration or earlier termination of this Lease, Tenant shall assign to Landlord (without recourse) all warranties and guaranties then in effect for all work performed by Tenant at the Demised Premises.

For Purposes of this Section 8.01(a), an “Approved Contractor” shall mean a contractor or mechanic identified by Tenant in writing, who has been approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed if the proposed contractor is a licensed and insured contractor with more than ten (10) years’ experience in performing construction of similar tenant improvements in comparable first-class mixed-use office parks in suburban Boston).

(b)       Except as set forth below, any alterations or additions made by Tenant which are permanently affixed to the Demised Premises or affixed in a manner so that they cannot be removed without defacing or damaging the Demised Premises shall, except as expressly provided in this paragraph, become property of Landlord at the termination of occupancy as provided herein. If Landlord notifies Tenant, in connection with any consent to alterations or additions requested by Tenant, that Tenant shall be required to remove such alterations or additions at the expiration of the Term, or if any such alterations or additions did not require Landlord’s consent pursuant to the terms hereof, then such alterations or additions shall be removed by Tenant, at its expense, with minimal disturbance to the Demised Premises prior to the expiration of the Term. Notwithstanding the immediately preceding sentence to the contrary, Landlord may only require Tenant to remove items of Tenant Work that are above or otherwise inconsistent with first-class office standards. Tenant’s trade fixtures and personal property and equipment, which are not affixed or which may be removed with minimal disturbance or repairable damage, may be removed by Tenant during the Term, and shall be removed prior to the expiration of the Term, provided such disturbance or damage is restored and repaired so that the Demised Premises are left in at least as good a condition as they were in at the commencement of the Term, reasonable wear and tear excepted. The Demised Premises shall otherwise be left in the same condition as at the commencement of the Term, reasonable wear, tear and, to the extent Landlord is required to restore the same, damage by fire or other casualty or taking or condemnation by public authority excepted.

Article 9.

Discharge of Liens

Section 9.01.             No Liens. Tenant will not create or permit to be created or to remain, and within ten (10) days after notice from Landlord will discharge or bond off, at its sole cost and expense and to the reasonable satisfaction of Landlord and any mortgagee, any lien, encumbrance or charge (on account of any mechanic’s, laborer’s, materialmen’s or vendor’s lien, or any mortgage, or otherwise) made or suffered by Tenant which is or might be or become a lien, encumbrance or charge upon the Demised Premises (or any part thereof or upon Tenant’s leasehold interest therein), the Property or any part thereof, or the rents, issues, income or profits accruing to Landlord therefrom, and Tenant will not suffer any other matter or thing within its control whereby the estate, rights and interest of Landlord in the Demised Premises or any part thereof might be materially impaired. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises or the Property, and upon Landlord’s request, to the maximum extent permitted by law, Tenant shall cause any Tenant contractor to execute and deliver an acknowledgment confirming the same in such form as Landlord may from time to time prescribe.

Article 10.

Subordination

Section 10.01.            Lease Subordinate to Mortgages.

(a)        The interest of Tenant hereunder shall be subordinate to the rights of any holder of a mortgage or holder of a ground lease of property which includes the Demised Premises, (any such holder, a “Mortgagee”), and executed and recorded subsequent to the date of this Lease, unless such Mortgagee shall otherwise so elect, and in any event provided that such holder shall agree to recognize in writing the right of Tenant to use and occupy the Demised Premises and exercise all of its other rights under this Lease upon the payment of Rent, and the performance by Tenant of Tenant’s obligations hereunder (but without any assumption by such holder of Landlord’s obligations under this Lease which relate to periods prior to the date such holder acquired title to or took possession of the Demised Premises); or

(b)       If any Mortgagee shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such Mortgagee, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage.

Any election as to Subsection (b) above shall become effective upon either notice from such Mortgagee to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument, in which such Mortgagee subordinates its rights under such mortgage or ground lease to this Lease.

In the event any Mortgagee shall succeed to the interest of Landlord, whether by judicial or non-judicial foreclosure or otherwise, at the election of such Mortgagee, Tenant shall, and does hereby agree to attorn to such Mortgagee and to recognize such Mortgagee as its Landlord and Tenant shall promptly execute and deliver any commercially reasonable instrument that such Mortgagee may reasonably request to evidence such attornment provided such document contains reasonably satisfactory non-disturbance provisions to allow Tenant to remain in occupancy pursuant to this Lease and exercise all of its other rights under this Lease as long as no Event of Default exists. The form of instrument attached as Exhibit 10.01 shall be deemed acceptable to Tenant. If requested by any such Mortgagee, Tenant further agrees to enter into a new lease for the balance of the Term (and otherwise upon the same terms and conditions of this Lease) in the event of a judicial or non-judicial foreclosure of a mortgage granted to any Mortgagee.

Upon such attornment, the Mortgagee shall not be: (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease except that the Mortgagee shall cure any continuing failure to perform maintenance or repair work (but shall not be liable for any damages arising prior to the attornment); (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant unless received by the Mortgagee; (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord; (iv) bound by any modification of this Lease subsequent to such mortgage or by any previous prepayment of regularly scheduled monthly installments of Base Rent for more than one (1) month, which was not approved in writing by the Mortgagee; (v) liable to Tenant beyond the Mortgagee’s interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from such Property; or (vi) liable for any portion of a security deposit not actually received by the Mortgagee.

(c)       The covenant and agreement contained in this Lease with respect to the rights, powers and benefits of any such Mortgagee constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry of foreclosure assumes the obligations herein set forth with respect to such Mortgagee.

(d)       No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the Rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord’s mortgagees or ground lessors of record, if any.

(e)       Tenant agrees on request of Landlord to execute and deliver from time to time any agreement, in recordable form, which may reasonably be deemed necessary to implement the provisions of this Section 10.01, including, without limitation, the form of agreement attached as Exhibit 10.01, to the extent that such consent is required pursuant to the terms of the applicable mortgage or ground lease.

Section 10.02.           Estoppel Certificates. Each party agrees to furnish to the other, within ten (10) business days after request therefor (or, with respect to Tenant, if requested of Tenant by any Mortgagee) from time to time, a written statement setting forth the following information:

(a)       Whether and when Tenant accepted possession of the Demised Premises, and the commencement and expiration dates of the Term,

(b)       The applicable Rent then being paid, including all Additional Rent based upon the Additional Rent most recently established;

(c)       That the Lease is current and the party providing the statement is not aware of any uncured breach of this Lease or specifying any breach;

(d)       That the party providing the statement is not aware of any current claims or offsets against the other party, or specifically listing any such claims;

(e)       The date through which Base Rent and Additional Rent has then been paid;

(f)        Such other information relevant to the Lease as the requesting party may reasonably request; and

(g)       A statement that any prospective Mortgagee and/or purchaser may rely on all such information.

Without limiting the generality of the foregoing, Tenant has approved the statement form attached as Exhibit 10.02.

Section 10.03.           Notices to Mortgagees. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Demised Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground tenant, which includes the Demised Premises as a part of the mortgaged premises, no notice from Tenant to Landlord shall be effective against such Mortgagee unless and until a copy of the same is given to such Mortgagee, and the curing of any of Landlord’s defaults by such Mortgagee shall be treated as performance by Landlord. Accordingly, no act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder, to exercise any right of self-help or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice to such Mortgagee of Landlord’s act or failure to act which could or would give basis for Tenant’s rights; and (ii) such Mortgagee, after receipt of such notice, has failed or refused to correct or cure the condition complained of within the applicable cure period afforded Landlord under this Lease or such longer period of time as may be reasonably required by Mortgagee to cure such default with due diligence (including such time as may be necessary for Mortgagee to obtain possession or title to the Property, if required to cure the default, but in any event not to exceed 180 days).

Section 10.04.           Assignment of Rents. With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the Mortgagee, Tenant agrees:

(a)       That the execution thereof by Landlord, and the acceptance thereof by the Mortgagee shall never be treated as an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by notice sent to Tenant, specifically make such election; and

(b)       That, except as aforesaid, such Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such Mortgagee’s mortgage or the taking of possession of the Property, or, in the case of a ground lessor, the termination of the ground lease.

Article 11.

Fire, Casualty and Eminent Domain

Section 11.01.           Rights to Terminate the Lease. Should a substantial portion of the Demised Premises, the Building, or the Property be damaged by fire or other casualty, or be taken by eminent domain, Landlord, at its sole option, may elect to terminate this Lease provided that Landlord is then also terminating the lease of any other tenant that is similarly situated. When fire or other unavoidable casualty or taking renders the Demised Premises substantially unsuitable for its intended use, including without limitation by denying Tenant reasonable access to the Demised Premises, and Tenant does in fact cease to occupy all or a portion of the Demised Premises on account of such event, a just and proportionate abatement of Base Rent, Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating shall be made, and Tenant may elect to terminate this Lease if:

(a)       The Landlord fails, within ten (10) days following written notice from Tenant of such failure, to give written notice within sixty (60) days after such casualty of its intention to restore the Demised Premises or provide alternate access, if access has been taken or destroyed; or

(b)       If Landlord gives notice of its intention to restore and, in the reasonable estimate of Landlord’s general contractor, such restoration will take greater than twelve (12) months to complete, provided that Tenant gives such notice within fifteen (15) days after receiving Landlord’s notice that it intends to restore the Demised Premises (other than Tenant Work); or

(c)       If Landlord gives notice of its intention to restore (“Landlord’s Restoration Notice”) or if Landlord is required to restore and Landlord fails to restore the Demised Premises (other than Tenant Work) to substantially the condition prior to the damage or fails to provide reasonable alternate access within nine (9) months (or such longer period as is specified in Landlord’s Restoration Notice) of such fire or other unavoidable casualty, or taking; provided however, that (x) in the event Landlord has diligently commenced repairs to the damaged property and such repair takes more than nine (9) months (or such longer period as is specified in Landlord’s Restoration Notice) to complete due to causes beyond Landlord’s reasonable control, Landlord shall have the right to complete such repairs within a reasonable time period thereafter (the “Additional Time”) but in no event shall such Additional Time be longer than the shorter of (i) ninety (90) days; or (ii) the length of such delays beyond Landlord’s reasonable control and (y) if Landlord completes such restoration within 30 days following receipt of Tenant’s notice of termination, then such notice of termination shall be deemed null and void and of no further effect.

Landlord reserves, and Tenant grants to Landlord, all rights which Tenant may have for damages or injury to the Demised Premises for any taking by eminent domain, except for damages specifically awarded on account of Tenant's trade fixtures, property or equipment. For purposes of this Section, a taking or damage shall be substantial if it shall affect more than twenty-five percent (25%) of the Demised Premises, the Building or the Property.

Section 11.02.           Restoration Obligations. If the Lease has not terminated pursuant to Section 11.01, then, following any casualty or taking by eminent domain, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and the receipt of insurance proceeds, to repair or cause to be repaired such damage (other than any Tenant Work, which Tenant shall promptly commence, and proceed with diligence, to restore). All repairs to and replacements of Tenant’s trade fixtures, equipment and personal property, and any Tenant Work shall be made by and at the expense of Tenant.

Article 12.

Indemnification

Section 12.01.           General Indemnity. Subject to the waiver of claims set forth in Section 4.05, except to the extent arising from the negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees, Tenant shall defend, indemnify and hold harmless Landlord, Landlord’s lenders, managing agent, the association of unit owners of the Reservoir Woods Primary Condominium, The Prudential Life Insurance Company of America and their respective members, managers, officers, directors, and employees (the “Indemnitees”) from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys’ fees, arising from or relating to (a) any third party claim for loss of life, or damage or injury to persons or property (i) occurring in the Demised Premises or (ii) arising from the negligence or willful misconduct of Tenant (or any subtenant or other party acting under or through Tenant) or its agents, contractors, employees, or invitees in the common areas on or serving the Property or (b) any breach of this Lease by Tenant (or any subtenant or other party acting under or through Tenant) or its agents, contractors, employees, or invitees.

Subject to the waiver of claims set forth in Section 4.05, except to the extent arising from a breach of this Lease by Tenant or the negligence or willful misconduct of Tenant (or any subtenant or other party acting under or through Tenant) or Tenant’s agents, contractors, employees, or invitees, Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys’ fees, arising from or relating to any third party claim for loss of life, or damage or injury to a person or property caused by any negligence or willful misconduct by Landlord, its agents, employees, or contractors in the common areas of the Property.

Section 12.02.            Defense Obligations. In case any action or proceeding is brought against either party by reason of any such occurrence, the party required to provide indemnification, upon written notice from the party entitled to indemnification, will, at the sole cost and expense of the party required to provide indemnification, resist and defend such action or proceeding or cause the same to be resisted and defended, by counsel designated by the party required to provide indemnification and approved in writing by the party to be defended, which approval shall not be unreasonably withheld.

Article 13.

Mortgages, Assignments and Subleases by Tenant

Section 13.01.            Right to Transfer.

(a)        Tenant’s interest in this Lease may not be mortgaged, encumbered, assigned or otherwise transferred, or made the subject of any license or other privilege, by Tenant or by operation of law or otherwise, and the Demised Premises may not be sublet, as a whole or in part, (any of the foregoing events, a “Transfer”) without in each case the prior written consent of Landlord, and the execution and delivery to Landlord by the assignee or transferee (in either case, a “Transferee”) of a good and sufficient instrument whereby such Transferee assumes all obligations of Tenant under this Lease. The provisions of this Article 13 shall apply to a transfer (by one or more Transfers) of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant or sale of all or substantially all of the assets of Tenant as if such Transfer were an assignment of this Lease; provided, that, if equity interests in Tenant at any time are or become traded on a public stock exchange, the transfer of equity interests in Tenant on a public stock exchange shall not be deemed an assignment within the meaning of this Article. Subject to the provisions of this Article 13, Landlord shall not unreasonably withhold, condition or delay its consent to any sublet of the Demised Premises or any assignment of Tenant’s interest in this Lease. Tenant shall not offer to make or enter into negotiations with respect to a Transfer to a tenant at the Property (or in the office park known as Reservoir Woods) so long as Landlord (or an affiliate thereof) has competitive space available for lease at the Property. It shall not be unreasonable for Landlord to disapprove any proposed Transfer to any party which would be of such type, character or condition as to be inappropriate, in Landlord's reasonable judgment, as a tenant for a first-class suburban office building.

Nothing herein contained shall be construed as requiring Tenant to obtain any consent on the part of Landlord (i) as a condition to or any assignment resulting from any merger, consolidation, or sale of all or substantially all of the assets of Tenant, or acquisition of all or substantially all of the issued and outstanding capital stock of Tenant or (ii) as a condition to any assignment or sublease to any affiliates controlled by, controlling, or under common control with Tenant; provided that (a) Tenant gives Landlord at least thirty (30) days prior written notice of such event or Transfer with evidence reasonably satisfactory to Landlord that the conditions of this paragraph have been satisfied, (b) in the case of an assignment of this Lease, or a merger, consolidation or asset sale the Transferee shall be at least as creditworthy as (i) the original Tenant on the date of execution of this Lease and (ii) the then Tenant on the date Landlord receives notice of such pending event or Transfer, both as demonstrated by audited financial statements or equivalent evidence (the determination of creditworthiness shall take into account all of the considerations which an institutional investor in real estate would consider in evaluating the credit of a proposed tenant), (c) the Transferees comply with the provisions of this Lease, including but not limited to Article 5 hereof, and (d) with respect to a Transfer to any affiliate of Tenant pursuant to clause (ii), above, the provisions of this Article 13 shall apply to such Transfer if, as and when such affiliate ceases to be an affiliate of Tenant. Any Transferee referred to in the immediately preceding sentence is referred to herein as a “Permitted Transferee”. Notwithstanding the foregoing, the prior notice and financial statement requirements contained in (a) and (b) above shall not be required to be provided by Tenant to Landlord in the case of a publicly traded Permitted Transferee on a major stock exchange with a market capitalization of over One Billion and 00/00 Dollars ($1,000,000,000.00). Any such Permitted Transferee, however, shall be subject to the terms and conditions set forth in Section 13.02 below. For purposes of this Article 13, ‘control’ or ‘controlling’ shall mean possession of more than 50 percent ownership of the shares of beneficial interest of the entity in question together with the power to control and manage the affairs thereof either directly or by election of directors and/or officers.

In connection with any request by Tenant for such consent to Transfer, Tenant shall provide Landlord with all relevant information requested by Landlord concerning the proposed Transferee’s financial responsibility, credit worthiness and business experience to enable Landlord to make an informed decision. Tenant shall reimburse Landlord promptly for all reasonable out-of-pocket expenses incurred by Landlord (including reasonable attorneys’ fees), in connection with the review of Tenant’s request for approval of any Transfer, not to exceed $5,000.00 (which amount shall be increased on the first anniversary of the Commencement Date and annually thereafter by the annual percentage increase, if any, in the CPI (as defined below) from that in effect on the Commencement Date). Upon receipt from Tenant of such request and information, Landlord shall have the right, but not the obligation, to be exercised in writing within ten (10) calendar days after its receipt from Tenant of such request and information, other than with respect to Permitted Transferees (i) if the request is to assign the Lease, to terminate this Lease, or (ii) if the request is to sublet all or substantially all of the Demised Premises (or, in combination with prior Transfers, all or substantially all of the Demised Premises in the aggregate), to terminate this Lease for the balance of the Term with respect to the portion of the Demised Premises proposed to be sublet; in each case as of the date set forth in Landlord’s notice of exercise of such option, which date (the “Effective Termination Date”) shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice. If Landlord exercises such right, Tenant may withdraw the request for consent within five (5) days after Landlord gives notice exercising such right, and if Tenant so withdraws the request then this Lease shall continue in full force and effect with respect to all of the Demised Premises then leased hereunder. In the event of a Transfer of the Demised Premises where Landlord exercised its option to terminate this Lease, Tenant shall surrender possession of the Demised Premises, or the applicable part thereof, on a date to be mutually agreed upon, but not later than the Effective Termination Date, in accordance with the provisions of this Lease relating to surrender of the Demised Premises at the expiration of the Term, and at Tenant’s sole cost and expense shall separately demise any portion of the Demised Premises so surrendered and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto, except for such obligations which by the terms of this Lease expressly survive termination. If this Lease shall be terminated as to a portion of the Demised Premises only, Base Rent and Tenant’s liability for utilities provided by Landlord (if any), Operating Expenses and Taxes, and the number of parking spaces for Tenant’s use, shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compares to the floor area of Tenant’s Demised Premises during the term of the proposed sublet, and tenants leasing the terminated portion of the Demised Premises shall have the right, in common with Tenant, to use the lobby, elevators, common corridors and bathrooms and other common areas located on the same floor as the Demised Premises.

Any purported Transfer under this Article 13 without Landlord’s prior written consent or prior notice (as applicable) to the extent such consent or notice is required, shall be void and of no effect. No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Demised Premises by a Transferee shall be deemed a consent to such Transfer. Without limiting Landlord’s right to withhold its consent to any Transfer by Tenant, and regardless of whether Landlord shall have consented to any such Transfer, neither Tenant nor any other person having an interest in the possession, use, or occupancy of any portion of the Demised Premises shall enter into any lease, sublease, license, concession, assignment, or other transfer or agreement for possession, use, or occupancy of all or any portion of the Demised Premises which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used, or occupied, and any such purported lease, sublease, license, concession, assignment, or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the Demised Premises. There shall be no deduction from the rental payable under any sublease or other transfer nor from the amount of the rental passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such space.

(b)       In the event Tenant Transfers the Demised Premises or any part thereof for consideration in excess of the obligations of Tenant to Landlord hereunder allocable to the Transferred portion of the Demised Premises in the aggregate, other than with respect to a Permitted Transferee, Tenant shall from time to time within thirty (30) days of receipt pay over to Landlord an amount equal to fifty percent (50%) of the excess, if any, of (1) any consideration, rent or other amounts received by Tenant from such Transferees (other than a Permitted Transferee), over (2) the sum of the rents and other expenses payable by Tenant to Landlord hereunder, after such excess is applied to reimburse Tenant on an amortized basis for the actual third-party costs for legal fees, brokerage and advertising costs, leasehold improvements, out-of-pocket concession payments incurred by Tenant in procuring the Transfer. (Tenant’s reimbursement for such costs shall be in monthly amounts to amortize such costs on a straight-line basis without interest over the term of the Transfer in question). Within ten (10) business days after request by Landlord from time to time, Tenant shall provide Landlord with an itemized statement of all such costs, together with reasonable third party back-up documentation for the same. Without limiting the generality of the first sentence of this subparagraph, any lump sum payment or series of payments allocable to Tenant’s interest in the Demised Premises (including the purchase or use of so called leasehold improvements) on account of any Transfer shall be deemed to be in excess of rent and other charges in its or their entirety.

Section 13.02.        Tenant Remains Bound. Except where Landlord shall have exercised its option to terminate this Lease or release Tenant from a portion of the Demised Premises under Section 13.01 above, no Transfer of any interest in this Lease, and no execution and delivery of any instrument of assumption pursuant to Section 13.01 hereof, shall in any way affect or reduce any of the obligations of Tenant under this Lease, but this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after any such Transfer, the obligations of each such Transferee and of the original Tenant named as such in this Lease to fulfill all of the obligations of Tenant under this Lease shall be joint and several. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant’s permitted encumbrances, assignees, employees, transferees, licensees, grantees of a privilege, sub-tenants or occupancy, shall constitute a violation thereof by Tenant. The consent by Landlord to any Transfer shall not relieve Tenant or any Transferee from the obligation of obtaining the express consent of Landlord to any modification of such Transfer or a further Transfer by Tenant or such transferee. Any requested consent to a Transfer shall not be deemed given unless and until Landlord, Tenant, and the proposed Transferee shall have executed and delivered a consent agreement in form and substance reasonably satisfactory to Landlord.

If Tenant enters into any sublease with respect to the Demised Premises (or any part thereof), Landlord may, at any time and from time to time, require that such subtenant agree directly with Landlord to be liable, jointly and severally with Tenant, to the extent of the obligation undertaken by or attributable to such subtenant in the sublease, for the performance of Tenant’s agreements under this Lease (including payment of rent and other charges under the sublease), and every sublease shall so provide. Landlord may collect rent and other charges from the subtenant and apply the net amount collected to the rent and other charges hereunder, but no such assignment or collection shall be deemed a waiver of the provisions of this Section 13.02, or the acceptance of the subtenant, as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant’s covenants hereunder.

Article 14.

Default

Section 14.01.        Events of Default. It shall be an “Event of Default” in the event that:

(a)        Tenant shall default in the due and punctual payment of any installment of Base Rent, or any part thereof, when and as the same shall become due and payable and such default shall continue for more than five (5) days; provided, however, that for the first two (2) such defaults in any twelve-month period an Event of Default shall not arise unless the default is not cured within five (5) days after written notice of the non-payment by Landlord to Tenant;

(b)        Tenant shall default in the payment of any Additional Rent, or any part thereof, when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after written notice that such payment is past due; or

(c)        Tenant shall default in the observance or performance of any of Tenant’s covenants, agreements, or obligations under Sections 10.01 and 10.02 of the Lease within the time periods set forth therein, if such default is not cured within three (3) business days after notice thereof by Landlord to Tenant, or default in the observance or performance of any of Tenant’s covenants, agreements or obligations under Section 20.06, if such default is not cured within three (3) business days after notice thereof by Landlord to Tenant;

(d)        Tenant shall default in the observance or performance of any of Tenant’s covenants, agreements or obligations hereunder, other than those referred to in the foregoing clauses (a) and (c), and such default shall not be corrected within thirty (30) days after written notice; provided, however, if Tenant commenced to cure the default within thirty (30) days and used all due diligence to effect the cure, but such default was not capable of being cured by Tenant within the said thirty (30) day period, Tenant shall have such additional time (up to 120 days) as is necessary to cure the default provided Tenant diligently prosecutes the cure to completion; or

(e)        Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, shall file any petition or answer seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek, or consent, or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Demised Premises, or shall make any general assignment for the benefit of creditors; or

(f)         a petition is filed against Tenant seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such petition is not dismissed within ninety (90) days.

Then, unless and until Landlord accepts a full cure of the default giving rise to the Event of Default, Landlord shall have the right thereafter, in accordance with applicable law, to re-enter and take complete possession of the Demised Premises, to declare this Lease terminated by written notice to Tenant and to remove Tenant’s effects without prejudice to any remedies which might be otherwise used for arrears of Rent or other Event of Default. Any written notice of termination by Landlord may, at Landlord’s express election, serve as any statutory demand or notice that is a prerequisite to Landlord’s commencement of eviction proceedings against Tenant, and may, at Landlord’s express election, be included in any notice of default (provided, however, that any such notice included in a notice of default shall not be effective unless and until the expiration of applicable notice and cure periods).

Tenant shall indemnify Landlord against all loss of Rent and other payments which Landlord may incur by reason of such termination during the residue of the Term as provided herein. Without limiting the generality of the foregoing, Landlord may elect by written notice to Tenant following such termination to be indemnified for loss of Rent by a lump sum payment representing the present value of the amount of Base Rent and Additional Rent which would have been paid in accordance with this Lease for the remainder of the Term minus the present value of the aggregate fair market rent and Additional Rent for the Demised Premises on an “as-is” basis during such time period, estimated as of the date of termination, and taking into account reasonable projections of vacancy and time required to re-let the Demised Premises. (For purposes of the lump sum calculation, Additional Rent for the last 12 months prior to termination shall be deemed to increase for each year thereafter by the average annual increase during the immediately preceding 5 years in the Consumer Price Index - All Urban Consumers for the Boston Metropolitan area published by the U.S. Department of Labor (“CPI”) or a comparable index reasonably selected by Landlord. The Federal Reserve discount rate, or equivalent, plus 2% shall be used in calculating present values.) In the absence of such election, Tenant shall indemnify Landlord for the loss of Rent by a payment at the end of each month which would have been included in the Term equal to the excess of the Base Rent and Additional Rent which would have been paid in accordance with this Lease over the Rent actually derived from the Demised Premises by Landlord for such month after deducting all costs incurred by Landlord in re-letting the Demised Premises or any portion thereof.

In addition to the payment(s) due under the prior paragraph, Tenant shall reimburse Landlord for all reasonable expenses arising out of the termination, including without limitation, all costs incurred by Landlord in attempting to re-let the Demised Premises or parts thereof such as advertising, brokerage commissions, tenant fit-up costs, and legal expenses. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord of the expense so incurred. Landlord shall use reasonable efforts re-let the Demised Premises in the event the Lease is terminated pursuant to this Article 14, however, Landlord's obligation shall be subject to the reasonable requirements of Landlord to lease other available space for comparable use prior to reletting the Demised Premises and to lease to high quality tenants in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like. The provisions of this Section 14.01, and Tenant’s obligations to Landlord hereunder, shall survive the termination of this Lease.

Section 14.02.       Landlord’s Right to Cure. If an Event of Default occurs or Landlord reasonably determines that an emergency exists, Landlord, without being under any obligation to do so and without thereby waiving its rights with regard to the Event of Default, may remedy the default giving rise to the Event of Default for the account and at the expense of Tenant. If Landlord makes any reasonable expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to Landlord by Tenant, together with an administrative fee of ten percent (10%), as Additional Rent and if not paid within ten (10) days of demand with interest at the rate of eighteen percent (18%) per annum calculated as of the date such payments were due.

Section 14.03.       No Waiver. No failure by either party to insist upon strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon breach thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any breach, shall constitute a waiver of any such breach or of any covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by written instrument executed by the other party. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

Section 14.04.       Late Payments. In the event (i) any payment of Rent is not paid within five (5) days of the due date, or (ii) a check received by Landlord from Tenant shall be dishonored, then because actual damages for a late payment or for a dishonored check are extremely difficult to fix or ascertain, but recognizing that damage and injury result therefrom, Tenant agrees to pay 5% of the amount due in (i)  as liquidated damages for each late payment and 2.5% of the amount due in (ii)  as liquidated damages for each time a check is dishonored. Notwithstanding the foregoing, no payment shall be due under the foregoing sentence for the first late payment of Rent in any twelve (12) month period if such Rent payment is made within five (5) days after notice from Landlord to Tenant. (The grace period herein provided is strictly related to the liquidated damages for a late payment and shall in no way modify or stay Tenant’s obligation to pay Rent when it is due, nor shall the same preclude Landlord from pursuing its remedies under this Article 14, or as otherwise allowed by law.) In the event that two (2) or more Tenant’s checks are dishonored in any 24-month period, Landlord shall have the right, in addition to all other rights under this lease, to require all future payments by certified check or wire transfer. Furthermore, if any payment of Rent shall not be paid when due, the same shall bear interest, from the date when the same was due until the date paid, at the rate of eighteen percent (18%) per annum. Such interest shall constitute Additional Rent payable hereunder.

Section 14.05.        Remedies Cumulative. Each right and remedy of Landlord provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

Section 14.06.       Landlord’s Obligation to Make Payments. Whenever, under any provision of this Lease, Tenant shall be entitled to receive any payment from Landlord or to exercise any privilege or right under this Lease, Landlord shall not be obligated to make any such payment and Tenant shall not be entitled to exercise any such privilege or right so long as an Event of Default exists. Tenant shall not be entitled to offset against Rent any payments due from Landlord to Tenant.

Section 14.07.       Landlord Defaults. Landlord shall in no event be in default in the performance of any of Landlord's obligations under the terms of this Lease unless and until Landlord shall have failed to perform such obligation within thirty (30) days after notice by Tenant to Landlord (“Tenant Default Notice”) specifying the manner in which Landlord has failed to perform any such obligations (provided that if correction of any such matter reasonably requires longer than 30 days and Landlord so notifies Tenant within thirty (30) days after such Tenant Default Notice is given together with an estimate of the reasonable time required for such cure, Landlord shall be allowed such longer period, but only if cure is begun within such thirty (30) day period and diligently prosecuted to completion).

Article 15.

Surrender

Section 15.01.       Obligation to Surrender. Tenant shall, upon any expiration or earlier termination of this Lease, remove all Tenant Property from the Demised Premises unless otherwise approved by Landlord in writing; provided, however, Tenant shall not be required to remove any data/telecommunications cabling and wiring installed at the Demised Premises. Tenant shall peaceably vacate and surrender to Landlord the Demised Premises and deliver all keys, locks thereto, and subject to Section 8.01 all alterations and additions made to or upon the Demised Premises, in the same condition as they were at the commencement of the Term, or as they were put in during the Term, reasonable wear and tear and, to the extent Landlord is required to restore the same, damage by fire or other casualty or taking or condemnation by public authority or as a result of Landlord’s negligence or willful misconduct only excepted. In the event of Tenant’s failure to remove any Tenant Property from the Demised Premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, after thirty (30) days’ notice to Tenant at its address last known to Landlord, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

Section 15.02.        Holdover Remedies. If Tenant (or anyone claiming by, through, or under Tenant) shall remain in possession of the Demised Premises or any part thereof after the expiration or earlier termination of this Lease with respect thereto without any agreement in writing executed with Landlord, Tenant shall be deemed a tenant at sufferance. After the expiration or earlier termination of the Term, Tenant shall pay Base Rent at the times and in the manner set forth in Article 2 at the rate equal to (x) for the first thirty (30) days of such holdover, 150% of the Base Rent in effect immediately preceding such expiration or termination, and (y) thereafter, 200% of the Base Rent in effect immediately preceding such expiration or termination, plus 100% of all of the Additional Rent payable and covenants of Tenant in force as otherwise herein provided. Tenant shall not be responsible for consequential damages as a result of any holding over by Tenant.

Article 16.

Quiet Enjoyment

Section 16.01.        Covenant of Quiet Enjoyment. Tenant, subject to any ground leases, deeds of trust and mortgages to which this Lease is from time to time subordinate, upon paying the Rent and performing and complying with all covenants, agreements, terms and conditions of this Lease on its part to be performed or complied with, shall not be prevented by Landlord, or anyone claiming by, through or under Landlord, from lawfully and quietly holding, occupying and enjoying the Demised Premises during the Term, except as specifically provided for by the terms hereof. This covenant is in lieu of any other so-called quiet enjoyment covenant, either express or implied.

Article 17.

Acceptance of Surrender

Section 17.01.        Acceptance of Surrender. No surrender to Landlord of this Lease or of the Demised Premises or any part thereof or of any interest therein by Tenant shall be valid or effective unless required by the provisions of this Lease or unless agreed to and accepted in writing by Landlord. No act on the part of any representative or agent of Landlord (such as receipt of keys delivered by Tenant to Landlord’s managing agent), and no act on the part of Landlord other than such a written agreement and acceptance by Landlord, shall constitute or be deemed an acceptance of any such surrender.

Article 18.

Notices - Service of Process

Section 18.01.        Means of Giving Notice. All notices, demands, requests and other instruments which may or are required to be given by either party to the other under this Lease shall be in writing. All notices, demands, requests and other instruments from Landlord to Tenant shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to Tenant at the Demised Premises, Attn: Chief Executive Officer (and, until Tenant occupies the Demised Premises, to Tenant at 200 Berkeley Street, 18th Floor, Boston, MA 02116) or at such other address or addresses as Tenant from time to time may have designated by written notice to Landlord, with a copy to Legal@AerovateTx.com and to Langer & McLaughlin LLP, 535 Boylston Street, Third Floor, Boston, Massachusetts 02114, Attn.: Doug McLaughlin. All notices, demands, requests and other instruments from Tenant to Landlord shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to Landlord, c/o Davis Marcus Management, Inc., c/o The Davis Companies, 125 High Street, Suite 2111, Boston Massachusetts 02110, with copies to: PGIM Real Estate, 7 Giralda Farms, Madison, New Jersey 07940, Attn.: Amy Ziegler; and Richard D. Rudman, Esq., DLA Piper LLP (US), 33 Arch Street, Boston, Massachusetts 02110. A copy of all notices sent to Landlord via any of the foregoing delivery methods shall simultaneously be sent via email to notices@marcuspartners.com. Any notice shall be deemed to be effective upon receipt by, or attempted delivery to, the intended recipient. Any notice under this Lease may be given by counsel to the party giving such notice.

Article 19.

Separability of Provisions

Section 19.01.        Severability. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or contrary to applicable law or unenforceable, the remainder of this Lease, and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or contrary to applicable law or unenforceable, as the case may be, shall not be affected thereby, and each term and provision of this Lease shall be legally valid and enforced to the fullest extent permitted by law.

Article 20.

Miscellaneous

Section 20.01.        Amendments. This Lease may not be modified or amended except by written agreement duly executed by the parties hereto.

Section 20.02.        Governing Law. This Lease shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

Section 20.03.       Counterparts. This Lease may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument. The parties hereby acknowledge and agree that electronic signatures utilizing DocuSign® or similar method considered to be legally effective under the laws of The Commonwealth of Massachusetts or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Lease had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.

Section 20.04.        Successors and Assigns. The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, and Tenant’s permitted successors and assigns, and no extension, modification or change in the terms of this Lease effected with any successor, assignee or transferee shall cancel or affect the obligations of the original Tenant hereunder unless agreed to in writing by Landlord. The term “Landlord” as used herein and throughout the Lease shall mean only the owner or owners at the time in question of Landlord’s interest in this Lease. Upon any transfer of such interest, from and after the date of such transfer, Landlord herein named (and in case of any subsequent transfers the then transferor), shall be relieved of all liability for the performance of any obligations on the part of Landlord contained in this Lease except for acts or omissions in violation of the terms of this Lease by Landlord prior to such transfer or monies owed by Landlord to Tenant and which were not assigned to and repayment or performance thereof assumed by such transferee, provided that if any monies are in the hands of Landlord or the then transferor at the time of such transfer, and in which Tenant has an interest, shall be delivered to the transferee, then Tenant shall look only to such transferee for the return thereof.

Section 20.05.        Merger Clause. This Lease (including the exhibits) contains the entire and only agreement between the parties regarding the lease of the Demised Premises, and no oral statements or representations or prior written matter not contained in this Lease shall have any force or effect.

Section 20.06.        Notice of Lease. Tenant shall not cause this Lease or a copy thereof to be recorded. In the event this Lease or a copy thereof shall be recorded by Tenant, then such recording shall constitute an Event of Default by Tenant under Article 14 hereof unless such recording is removed from the records within five (5) business days of notice from Landlord.

Section 20.07.        No Lease. The submission of this Lease for review or comment shall not constitute an agreement between Landlord and Tenant until both have signed and delivered copies thereof.

Section 20.08.        Reimbursements. Whenever Tenant is required to obtain Landlord’s approval hereunder, Tenant agrees to reimburse Landlord all reasonable out-of-pocket expenses incurred by Landlord, including reasonable attorney fees in order to review documentation or otherwise determine whether to give its consent.

Section 20.09.        Financial Statements. Unless Tenant is a publicly traded company, in which case this Section 20.09 shall not apply, upon Landlord’s written request following an Event of Default of Tenant hereunder, Tenant shall furnish to Landlord an accurate, up-to-date financial statement of Tenant showing Tenant’s financial condition for the immediately preceding calendar quarter and calendar year, such annual statement to be audited if available. Tenant shall also provide the foregoing financial statements for any Transferee of more than 2,500 square feet which is not a publicly traded company subject to the reporting requirements of the SEC. If any such financial statements are not publicly available, Landlord shall treat the financial statements confidentially, but shall be permitted to provide them to prospective and current lenders and prospective purchasers and to disclose them where required pursuant to applicable law or in connection with any dispute between Landlord and Tenant. If requested by Tenant, Landlord shall sign a reasonable confidentiality agreement with respect to the disclosure of such financial information, the terms of which agreement shall be made known to any recipients of such information.

Section 20.10.        Parking. Landlord agrees that during the Term, Tenant shall have the right (at no additional charge other than to the extent provided as Operating Expenses) to use 17 (based on a ratio of 3.3 spaces per 1,000 rentable square feet of the Demised Premises) non-designated parking spaces as may be reasonably necessary to accommodate officers, employees, guests, invitees and clients, in connection with the operation of its business following the Commencement Date, and which such non-designated spaces shall be located in the areas designated at the Property by Landlord from time to time. At Landlord’s election and at no cost to Tenant, Landlord may designate parking spaces for exclusive use by Tenant and other tenants of the Property and may install signage or implement a pass or sticker system to control parking use, and may employ valet parking to meet the requirements of this Section, so long as the number of parking spaces available to Tenant shall not be reduced thereby. To the extent applicable to Tenant’s use of the parking spaces, the provisions of the Lease shall apply, including rules and regulations of general applicability from time to time promulgated by Landlord.

Section 20.11.       Future Development. (a) Landlord reserves all rights as may be necessary or desirable to construct one or more additions to the Building. Furthermore, Tenant acknowledges that Landlord may develop or redevelop other buildings or facilities at the Property. In connection with any such additional development, exterior common areas and facilities at the Property may be eliminated, altered, or relocated and may also be utilized to serve the Building addition(s) and other new improvements. The rights set forth above shall include rights to use portions of the Property (other than the Demised Premises) for the purpose of temporary construction staging and related activities and to implement valet parking for reserved and unreserved parking spaces for the purpose of facilitating construction during such activities. Landlord agrees that it shall not construct any additions to the Building that will materially and adversely impact the use of, or access to, the Demised Premises for the Permitted Use (other than on a temporary basis consistent with the operation of a first-class office building in the suburban Boston area) or which are inconsistent in any material respect with Tenant’s rights under this Lease.

(b)         Landlord reserves the right to develop additions and other improvements at the Property as it may determine in its discretion (provided that nothing in this Section 20.11(b) shall diminish Landlord’s obligations with respect to the third paragraph of Section 1.01 of this Lease). This may entail subdivision of the land at the Property, a separate ground lease of a portion of the land at the Property, creation of a subsidiary condominium or common interest community in a manner that allows development of any addition or other improvements as an independent project, or the exercise of development rights under a condominium regime. In the case of the development of any addition or other improvements as an independent project, the same shall be excluded from the term “Property” as used in this Lease. In the event the Property, as originally defined herein, is subdivided, then the term “Property” shall be deemed to refer only to the parcel or parcels of land on which the Demised Premises are located and at the request of either Landlord or Tenant Exhibit 1.01-2 shall be amended accordingly. In the event the Building is submitted to a subsidiary condominium regime or development rights in the condominium regime are exercised, the Property shall be deemed to be the condominium unit in which the Demised Premises is located and all common areas and facilities serving such unit of the condominium, and, at the request of either Landlord or Tenant, Exhibit 1.01-2 shall be amended accordingly. This Lease shall be subject and subordinate to any such subdivision, ground lease, or condominium (and covenants and easements granted in connection therewith) so long as the same are not inconsistent in any material respect with Tenant’s rights under this Lease. Tenant agrees to enter into any instruments reasonably requested by Landlord in connection with the foregoing so long as the same are not inconsistent with the rights of Tenant under this Lease, including a subordination of this Lease to a ground lease or documents creating a subsidiary condominium or common interest community at the Property. Tenant agrees not to take any action to oppose any application by Landlord for any permits, consents or approvals from any governmental authorities for any redevelopment or additional development of all or any part of the Property, and will use all commercially reasonable efforts to prevent any of Tenant’s subtenants or assigns, and Tenant’s and their respective officers, directors, employees, agents, contractors and consultants (collectively, “Tenant Responsible Parties”) from doing so. For purposes hereof, action to oppose any such application shall include, without limitation, communications with any governmental authorities requesting that any such application be limited or altered. Also for purposes hereof, commercially reasonable efforts shall include, without limitation, commercially reasonable efforts, upon receiving notice of any such action to oppose any application on the part of any Tenant Responsible Parties, to obtain injunctive relief, and, in the case of a subtenant, exercising remedies against the subtenant under its sublease.

Section 20.12.        Signage. Landlord shall provide, at Landlord’s expense, building standard signage on the exterior monument adjacent to the main lobby, in the main lobby and on any multi-tenant floor identifying Tenant or a Permitted Transferee designated by Tenant on the floor on which the Demised Premises is located. Any signage requested by Tenant at Tenant’s entry or in the interior of the Demised Premises shall be the responsibility of Tenant and subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 20.13.        Brokers. Landlord and Tenant each represent and warrant that they have not directly or indirectly dealt with any broker with respect to the leasing of the Demised Premises other than CBRE New England (“Broker”). Each party agrees to exonerate and save harmless and indemnify the other against any loss, cost, claim or expense (including reasonable attorney’s fees) resulting from a breach of the forgoing representation and warranty. Broker is to be paid by Landlord pursuant to the terms of a separate agreement.

Section 20.14.       Force Majeure. In the event Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act (excluding monetary obligations) required under this Lease to be performed by such party by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restricted governmental law or regulations, riots, insurrection, war or other reason of a like nature not the fault of such party, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Nothing in this Section 20.14 shall excuse Landlord or Tenant’s failure to make payments under this Lease when due.

Section 20.15.       Limitations on Liability. None of the provisions of this Lease shall cause Landlord to be liable to Tenant, or anyone claiming through or on behalf of Tenant, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues. None of the provisions of this Lease shall cause Tenant to be liable to Landlord, or anyone claiming through or on behalf of Landlord, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues, except for a breach of Article 15 or Section 5.02(b)-(c) of this Lease, and provided that no remedy expressly set forth in this Lease shall be deemed special, indirect or consequential. In no event shall any individual partner, officer, shareholder, trustee, beneficiary, director, agent or similar party be liable for the performance of or by Landlord or Tenant under this Lease or any amendment, modification or agreement with respect to this Lease. Tenant agrees to look solely to Landlord’s interest in the Property and the proceeds thereof in connection with the enforcement of Landlord’s obligations in this Lease.

Section 20.16.       Certain Definitions. The expression “the original term” means the period of years referred to in Article 2. Prior to the exercise by Tenant of any election to extend the original term, the expression “the term of this Lease”, the “Term”, or any equivalent expression shall mean the original term; after the exercise by Tenant of the aforesaid election or other extension of the term, the expression “the term of this Lease”, the “Term”, or any equivalent expression shall mean the original term as extended. The expression “attorneys’ fees” includes reasonable fees of in-house and external counsel.

Section 20.17.       Prevailing Parties. Landlord shall pay all reasonable attorney’s fees incurred by Tenant in connection with any legal action concerning an alleged breach of this Lease to the extent that Tenant is the prevailing party. Tenant shall pay all reasonable attorney’s fees incurred by Landlord in connection with any legal action concerning an alleged breach of this Lease to the extent that Landlord is the prevailing party.

Section 20.18.        Waiver of Trial by Jury. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES, and further agree that any action arising out of this Lease (except an action for possession by Landlord, which may be brought in whatever manner or place provided by law) shall be brought in the state or federal courts for the county where the Demised Premises are located. Tenant expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such court.

Section 20.19.       Landlord’s Reserved Rights. Landlord reserves the right from time to time, without unreasonable (except in emergency) interruption of Tenant’s use and access to the Demised Premises: (i) to make additions to or reconstructions of the Building and to install, use, maintain, repair, replace and relocate for service to the Demised Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Demised Premises, the Building, or elsewhere in the Property; (ii) to grant easements and other rights with respect to the Property, provided that (a) no such installations, replacements or relocations in the Demised Premises shall be placed, to the extent reasonably practicable, below dropped ceilings, to the inside of interior walls, or above floors and (b) all such work necessitating entry into the Demised Premises shall be subject to the provisions of Section 7.03, and (iii) to alter, relocate or eliminate common areas and facilities in the Building, or on or serving the Property, including with limitation the alteration or relocation (but not the elimination of) the Amenities, from time to time. Landlord shall use reasonable efforts not to interfere with the conduct of Tenant’s business and to minimize the extent and duration of any inconvenience, annoyance or disturbance to Tenant resulting from any work pursuant to this paragraph in or about the Demised Premises or Building, consistent with accepted construction practice, and so long as Landlord uses such reasonable efforts Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this paragraph.

Section 20.20.       Tenant as non-Specially Designated National or Blocked Person. Tenant hereby warrants, represents and certifies Tenant is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, group, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control and that it is not engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorneys’ fees and costs) arising from or related to any breach of the foregoing warranty, representation, and certification. Tenant shall cause each Transferee (including any Permitted Transferee), for the benefit of Landlord, to reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, this Section 20.20, and it shall be reasonable for Landlord to refuse to consent to a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 20.20 shall at Landlord’s election be a default under this Lease if such default is not cured within three (3) business days of such breach. This Section 20.20 shall survive the termination or earlier expiration of the Lease.

Section 20.21.        Authority. (a) Tenant warrants and represents that (i) Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (iii) Tenant has received no written notice that it is not in compliance with any laws and orders of public authorities applicable to Tenant; (iv) Tenant has duly executed and delivered this Lease; (v) the execution, delivery and performance by Tenant of this Lease (A) are within the powers of Tenant, (B) have been duly authorized by all requisite action, (C) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (D) will not result in the imposition of any lien or charge on any Tenant Property, except by the provisions of this Lease; and (vi) the Lease is a valid and binding obligation of Tenant in accordance with its terms. This Section 20.21(a) shall survive the termination or earlier expiration of the Lease.

(b)   Landlord warrants and represents that (i) Landlord is duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) Landlord has the authority to own its property and to carry on its business as contemplated under this Lease; (iii) Landlord has duly executed and delivered this Lease; (iv) the execution, delivery and performance by Landlord of this Lease (A) are within the powers of Landlord, (B) have been duly authorized by all requisite action, and (C) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Landlord is a party or by which it or any of its property is bound; and (v) the Lease is a valid and binding obligation of Landlord in accordance with its terms. This Section 20.21(b) shall survive the termination or earlier expiration of the Lease.

Section 20.22.       Environmental Representation. Landlord represents and warrants that, on the Commencement Date, the Demised Premises shall not contain any Hazardous Materials other than materials customarily used in the construction or operation of comparable suburban office buildings.

Article 21.

Rooftop License

Section 21.01.       Rooftop License. If requested by Tenant in writing, Landlord shall grant Tenant the appurtenant, non-exclusive, and irrevocable (except upon the expiration or earlier termination of this Lease) license at no additional charge, but otherwise subject to the terms and conditions of this Lease, to use a contiguous portion of the roof of the Building approved by Landlord (the “Rooftop Installation Area”) to operate, maintain, repair and replace telecommunications and other customary rooftop equipment for Tenant’s own exclusive use, such as a satellite dish, microwave dish, and the like, appurtenant to the Permitted Use installed as permitted pursuant to Article 8 (“Rooftop Equipment”). The exact location and layout of the Rooftop Installation Area shall be approved by Landlord in its reasonable discretion and shall not exceed in area the Tenant’s Pro Rata Share of rooftop areas made available to tenants in the Building for similar purposes.

Section 21.02.       Installation and Maintenance of Rooftop Equipment. Tenant shall install Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Article 8. Tenant shall not install or operate Rooftop Equipment until it receives prior written approval of the plans for such work in accordance with Article 8, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord may withhold approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building. Tenant shall cooperate with Landlord as reasonably required to accommodate any re-roofing of the Building by Landlord during the Term and Tenant shall be responsible for any and all costs associated with moving or temporarily relocating Tenant’s Roof Equipment, provided Landlord gives Tenant reasonable prior written notice of any need to move or relocate Tenant’s Roof Equipment. Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant’s Roof Equipment as a result of any such re-roofing work. Tenant’s access to the rooftop for the purposes of exercising its rights and obligations under this Article 21 shall be limited to Normal Business Hours by prior appointment with the property manager, except in the case of emergencies threatening life or personal property.

Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment, whether under this Article 21 or otherwise, and, provided that Tenant shall have received a copy thereof, shall always comply with the roof warranty governing the protection of the roof and modifications to the roof. Tenant shall obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect. If Tenant installs Rooftop Equipment in the Rooftop Installation Area, Tenant, at its sole cost and expense, shall cause a qualified roofer to inspect the Rooftop Installation Area at least once a month and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Rooftop Equipment. If Tenant installs Rooftop Equipment in the Rooftop Installation Area, Tenant shall pay Landlord following a written request therefor, with the next payment of Rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Rooftop Installation Area and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Rooftop Equipment. All Rooftop Equipment shall be screened or otherwise designed so that it is not visible from the ground level of the Property.

Section 21.03.       Indemnification. Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk. Tenant shall indemnify and defend Landlord and the other Indemnitees against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury (except to the extent due to the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees) arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, contractors, or invitees, including any liability arising out of Tenant’s violation of this Article 21. Subject to the provisions of Section 21.05, Landlord assumes no responsibility for interference in the operation of Rooftop Equipment caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by Rooftop Equipment, and Tenant hereby waives any claims against Landlord arising from such interference. The provisions of this Section 21.03 shall survive the expiration or earlier termination of this Lease.

Section 21.04.       Removal of Rooftop Equipment. Upon the expiration or earlier termination of the Lease, Tenant, unless and to the extent otherwise instructed by Landlord in writing, at Tenant’s sole cost and expense, shall (i) remove Rooftop Equipment from the Rooftop Installation Area in accordance with the provisions of this Lease and (ii) leave the Rooftop Installation Area in good order and repair, reasonable wear and tear excepted. If Tenant does not remove Rooftop Equipment and restore the Rooftop Installation Area when so required, Landlord may remove and dispose of it and charge Tenant for all reasonable costs and expenses incurred.

Section 21.05.       Interference by Rooftop Equipment. Landlord may have granted and may hereafter grant roof rights to other parties, and Landlord shall use commercially reasonable efforts to cause such other parties to minimize interference with Rooftop Equipment. If Rooftop Equipment (i) causes physical damage to the structural integrity of the Building, (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing (as of the Commencement Date) the Building or any building, premises or location in the vicinity of the Building, (iii) interferes with any other service provided to other tenants in the Building by rooftop installations installed prior to the installation of Rooftop Equipment or (iv) interferes with any other tenants’ business, in each case in excess of that permissible under F.C.C. or other regulations (to the extent that such regulations apply and do not require such tenants or those providing such services to correct such interference or damage), Tenant shall within two (2) business days of notice of a claim of interference or damage cooperate with Landlord or any other tenant or third party making such claim to determine the source of the damage or interference and effect a prompt solution at Tenant’s expense (if Rooftop Equipment caused such interference or damage). In the event Tenant disputes Landlord’s allegation that Rooftop Equipment is causing a problem with the Building (including, but not limited to, the electrical, HVAC, and mechanical systems of the Building) and/or any other Building tenants’ equipment in the Building, in writing delivered within three (3) business days of receiving Landlord’s notice claiming such interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below.

The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.

The arbitration shall be conducted in accordance with the commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party's witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.

Within ten (10) days of appointment, the arbitrator shall determine whether or not Rooftop Equipment is causing a problem with the Building and/or any other Building tenants’ equipment in the Building, and the appropriate resolution, if any. The arbitrator’s decision shall be final and binding on the parties. If Tenant shall fail to cooperate with Landlord in resolving any such interference or if Tenant shall fail to implement the arbitrator’s decision within ten (10) days after it is issued, Landlord may at any time thereafter (i) declare an Event of Default and/or (ii) relocate the item(s) of Rooftop Equipment in dispute in a manner consistent with the arbitral decision.

Section 21.06.       Relocation of Rooftop Equipment. Based on Landlord’s good faith determination that such a relocation is necessary, Landlord reserves the right to cause Tenant to relocate Rooftop Equipment located on the roof to comparably functional (i.e., similar in size and utility) space on the roof by giving Tenant thirty (30) days’ prior notice of such intention to relocate, which comparably functional space shall then become the Rooftop Installation Area. If within thirty (30) days after receipt of such notice Tenant has not agreed with Landlord on the space to which Rooftop Equipment is to be relocated, the timing of such relocation, and the terms of such relocation, then Landlord shall have the right to make all such determinations in its reasonable judgment. Landlord shall pay the reasonable cost of moving Rooftop Equipment to such other space, taking such other steps necessary to ensure comparable functionality of Rooftop Equipment, and finishing such space to a condition comparable to the then condition of the current location of Rooftop Equipment. Such payment by Landlord shall not constitute an Operating Expense under this Lease. Tenant shall arrange for the relocation of Rooftop Equipment within sixty (60) days after a comparable space is agreed upon or selected by Landlord, as the case may be. In the event Tenant fails to arrange for said relocation within the sixty-(60)-day period, Landlord shall have the right to arrange for the relocation of Rooftop Equipment at Landlord’s expense, all of which shall be performed in a manner designed to minimize interference with Tenant’s business.

Article 22.

Option

Section 22.01.       Option to Extend. Provided that (i) Tenant is not in default hereunder, after any applicable notice and cure periods have expired, at the time Tenant gives its Extension Notice or at the time the Option Term would commence, or (ii) no Transfer is then in effect that required Landlord’s consent under Article 13, Tenant shall have the right, at its election, to extend the original term of this Lease for one (1) additional period of three (3) years (the “Option Term”) commencing upon the expiration of the original term, provided that Tenant shall give Landlord an irrevocable written notice (an “Extension Notice”) in the manner provided in Section 18.01 of the exercise of its election to so extend at least nine (9) months, and no more than twelve (12) months, prior to the expiration of the term of this Lease. Except for this Article 22, and as expressly otherwise provided in this Lease, all the agreements and conditions in this Lease contained shall apply to the Option Term, including without limitation the obligation to pay Additional Rent for Tenant’s Pro Rata Share of Taxes and Tenant’s Pro Rata Share of Operating Expenses. If Tenant shall give written notice as provided in Section 18.01 of the exercise of the election in the manner and within the time provided aforesaid, the Term shall be extended upon the giving of the notice without the requirement of any action on the part of Landlord. If Tenant fails to timely provide the Extension Notice (time being of the essence), then the option for the Option Term shall be terminated. The provisions of this Article 22 are personal to the original Tenant named under this Lease (or an assignee of Tenant that is a Permitted Transferee).

Section 22.02.        Extension Rent. The annual Base Rent payable for each year during the Option Term (the “Extension Rent Rate”) shall be the Market Rent as determined in the manner set forth in Sections 22.03, 22.04 and 22.05, below.

Section 22.03.       Market Rent. If Tenant gives Landlord timely notice of its election to extend the term of this Lease, then within sixty (60) days thereafter, Landlord shall give Tenant written notice of Landlord’s estimate of the Extension Rent Rate. For purposes hereof, the “Market Rent” shall mean the fair market rent for Tenant’s space, based on the rent for similar space in the Property or if no such space is available, rent for similar space in similar first class suburban buildings in the Route 128 West submarket for the Demised Premises in its then as-is condition (or such better condition as Tenant shall be required to maintain under this Lease), taking into account all of the factors that a landlord and tenant would consider in negotiating an arms-length rent.

Section 22.04.       Tenant’s Right to Dispute Market Rent. In the event that Tenant disputes the Extension Rent Rate set forth in Landlord’s notice, Tenant may, within fifteen (15) days of its receipt of notice from Landlord, either (i) elect to withdraw its request for an extension, in which case there shall be no extension of the term of this Lease, or (ii) give notice to Landlord of such dispute and thereupon the matter shall be submitted to arbitration in accordance with the terms set forth in Section 22.05 below. If Tenant does not so dispute Landlord’s estimate of the Extension Rent Rate within the fifteen (15) day period, Tenant shall be deemed to have accepted Landlord’s estimate of the Extension Rent Rate.

Notwithstanding the submission of the issue of “Market Rent” to arbitration, Base Rent for the next ensuing year of the term of this Lease shall be paid at Landlord’s estimate of the Extension Rent Rate until the arbitration is completed. If, upon completion of the arbitration, it is determined that the Extension Rent Rate is less or more than that set by Landlord, then an adjustment based upon such lower or greater rent shall be made based on the number of months previously paid by Tenant. In no event shall the extension of the term of this Lease be affected by the determination of the Extension Rent Rate, such exercise of extension being fixed at the time at which notice is given.

Section 22.05.        Arbitration of Market Rent. In the event Landlord and Tenant shall be unable to agree on the Market Rent for the Option Term, the Market Rent shall be established in the following manner of arbitration:

(a)            Each of Tenant and Landlord shall choose an arbitrator knowledgeable in the field of establishing fair rental values in this area;

(b)           The arbitrators selected in accordance with “(a)” above shall select a third arbitrator who is a qualified real estate appraiser with at least ten (10) years’ experience in the appraisal of first class office buildings in the suburban Boston area;

(c)            The selections shall be completed no later than twenty-one (21) days after Tenant’s notice disputing Landlord’s estimate of the Market Rent. If any selection is not made within the 21-day time period, either party may petition the Boston office of the American Arbitration Association to make the selection;

(d)           Within thirty (30) days after their appointment, the arbitrators shall determine the Market Rent for the Demised Premises for the Option Term, and shall notify Tenant and Landlord of such determination within seven (7) days, which determination shall be final and binding upon Tenant and Landlord. If the arbitrators are unable to agree upon the fair market rent, the Market Rent will be deemed to be the average of the Market Rents proposed by the arbitrators, except that (i) if the lowest proposed Market Rent is less than 90% of the second to lowest proposed Market Rent, the lowest proposed Market Rent will automatically be deemed to be 90% of the second to lowest proposed Market Rent and (ii) if the highest proposed Market Rent is greater than 110% of the second to highest proposed Market Rent, the highest proposed Market Rent will automatically be deemed to be 110% of the second to highest proposed Market Rent.

(e)           The foregoing arbitration shall be conducted in accordance with the rules of the American Arbitration Association or its successors;

(f)            Landlord and Tenant shall each pay all costs of the arbitrator it selected and one-half (1/2) of all other costs of the arbitration proceedings.

For the purpose of determining Market Rent the parties shall use as a guideline the average rental rates for similar available space in similar buildings owned by Landlord or its affiliates in the Route 128 West submarket.

It is intended that this instrument will take effect as a sealed instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Landlord and Tenant have signed the same as of the date first noted above.

LANDLORD:

PDM 930 UNIT, LLC

By: PD Winter Street, LLC, its sole member

By:	/s/ Paul R. Marcus
Name: Paul R. Marcus
Title: President

AEROVATE THERAPEUTICS, INC.

By:	/s/ Benjamin Dake
Name: Benjamin Dake
Title: President

By:	/s/ George Eldridge
Name: George Eldridge
Title: Treasurer

EXHIBIT 1.01-1

Premises Plan

EXHIBIT 1.01-1 - 1

EXHIBIT 1.01-2

Property Description

The 930 Unit of the Reservoir Woods Primary Condominium, which Condominium was created by that certain Master Deed dated as of February 26, 2007, and recorded with the Middlesex South Registry of Deeds in Book 49037, Page 229, as affected by First Amendment to Master Deed dated as of December 2, 2008, recorded in Book 51992, Page 472 (as further amended from time to time, the “Master Deed”), together with the undivided interests appurtenant thereto in and to the limited common elements of the Condominium and together with, and subject to, the benefit of the rights, easements, restrictions, covenants, agreements, obligations, conditions and other provisions referred to or set forth in the Master Deed, the provisions of the Reservoir Woods Primary Condominium Trust dated as of February 26, 2007, and recorded with the Middlesex South Registry of Deeds in Book 49037, Page 260 (as amended from time to time), and the by-laws and rules and regulations referred to therein (as amended from time to time), being incorporated herein by reference with the same force and effect as if set forth herein in full. Specifically excluded from the 930 Unit and its undivided interests appurtenant thereto are any rights expressly reserved to the Declarant under the Master Deed, including without limitation any phasing or development rights expressly reserved to the Declarant pursuant to Section 15 of the Master Lease.

The 930 Unit is located at 920, 930 and 940 Winter Street, Waltham, Middlesex County, Commonwealth of Massachusetts and is further described in the Master Deed to which reference is hereby made for a more particular description.

EXHIBIT 1.01-2 - 1

EXHIBIT 3.02

Landlord’s Services

I.	CLEANING

A.	DAILY ON BUSINESS DAYS

1.	Change waste basket liners as necessary.

2.	Remove all waste material to building loading dock or recycling area using janitor carriages, including boxes and cartons as necessary.

3.	Spot clean by damp wiping fingerprints, smears and smudges on walls, doors, frames, kick and push plates, handles, and light switches.

4.	Clean spots and stains on rug and V.C.T.

5.	Damp wipe all Formica countertops, sinks, and table tops.

6.	Wash and clean all water fountains and adjacent floor area.

7.	Wipe clean all brass and other bright work.

8.	Vacuum rugs, floor mats and carpeting in major traffic areas (corridors, reception areas, etc.) and, as needed, in offices.

9.	Dust all chair rails and trim within normal hand reach and all baseboards.

10.	Dust and spot clean all telephones.

11.	Sweep and buff resilient floors, wet mopping if necessary.

12.	Remove all cobwebs from ceiling, wall and light fixtures, as necessary.

13.	Wash ceramic tile, marble and terrazzo flooring in entrance foyers.

14.	Sweep private stairways, wash as necessary.

15.	Empty recycling baskets at desks into central hampers in each tenant space.

16.	Clean all entrance doors.

17.	Wipe down any desks or surfaces that have been cleared off.

18.	Upon completion of cleaning, all furniture, receptacles, etc. will be returned to their original location, all lights will be turned off and doors locked, leaving the premises in an orderly condition.

EXHIBIT 3.02 - 1

19.	Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

20.	Upon completion of cleaning all alarms will be engaged if applicable.

B.	TWICE WEEKLY

1.	Move and dust under all lightweight desk equipment and telephones and replace same.

2.	Hand dust grill work.

3.	Vacuum all rugs, floor mats and carpeting, moving light furniture other than desks, file cabinets, etc., including carpet edges and corners.

C.	WEEKLY

1.	Wash all glass at tenant entrance doors.

2.	Wash all glass tenant entrance sidelights.

3.	Dust all closet shelving, coat racks, etc.

4.	Brush and hand dust all carpet edges and other areas inaccessible to vacuum attachments.

5.	Brush seat cushions on chairs, sofas, etc.

6.	Clean and shine all window mullions and related metal work.

7.	Dust moldings, ledges, sills, shelves, door frames, ventilation grills, and partitions with a treated cloth.

8.	Wipe down doors, frames and light switches.

9.	Disinfect telephones.

10.	Transport recycling hamper to loading dock for weekly pick-up.

D.	MONTHLY

1.	Render high dusting not reached in nightly cleaning to include:

a)	dusting of all pictures, frames, charts, graphs, and similar wall
b)	dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

EXHIBIT 3.02 - 2

c)	dusting of all pipes, ducts, and high moldings; and
d)	dusting of all Venetian blinds. hangings;

2.	Spray buff all resilient floors.

3.	Thoroughly vacuum seat cushions on chairs, sofas, etc. Damp wipe all vinyl or plastic covered office furniture.

E.	QUARTERLY

1.	Strip and apply approved finishes to all resilient tile floor areas.

2.	Wash thoroughly all interior glass doors, side lites and partitions.

3.	Rub down metal and other high level bright work as necessary, but not less than quarterly.

LAVATORIES

A.	DAILY ON BUSINESS DAYS

1.	Sweep, wash, and rinse all floors thoroughly, using an approved disinfectant.

2.	Empty and disinfect paper towel and sanitary disposal receptacles. Replace liners back into receptacles.

3.	Refill tissue holders, soap dispensers, towel dispensers and sanitary dispensers.

4.	Wash and polish all mirrors, powder shelves, brightwork, flushometers, piping and toilet seat hinges, etc.

5.	Remove waste paper and refuse to designated areas on the premises.

6.	Clean and sanitize all fixtures including toilet bowls, shower stalls, urinals and basins with a germicidal cleaner.

7.	Wash and wipe dry both sides of toilet seats with a disinfectant.

8.	Spot clean partitions, doors, doorframes and light switches.

9.	Remove all cobwebs from walls and ceilings.

10.	Add water to floor drains.

EXHIBIT 3.02 - 3

B.	WEEKLY

1.	Wash all partitions and walls.

2.	Vacuum all air vents.

3.	Wipe down all high light fixtures.

4.	Check and refill, if necessary, all automatic deodorizing equipment.

C.	MONTHLY

1.	Machine scrub all tile floors with an approved germicidal detergent solution as necessary, but not less than monthly.

2.	Scrub and disinfect partitions.

3.	Dust and wash all ventilation grilles, lighting fixtures, vents and diffusers.

D.	SEMI-ANNUALLY

1.	Strip and apply an approved finish to all vinyl tile floors.

ELEVATORS

A.	DAILY ON BUSINESS DAYS

1.	Clean interior walls, doors, and bright work, including ceiling.

2.	Vacuum floors.

3.	Clean door sills or tracks.

4.	Clean exterior elevator doors, and frames.

LOBBIES AND COMMON AREAS

A.	DAILY ON BUSINESS DAYS

1.	Empty all waste baskets and change liners. Remove waste material to designated area.

2.	Spot clean all interior glass in partitions and doors.

3.	Clean and sanitize drinking fountains.

4.	Hand dust and wipe clean with treated cloths all furniture, picture frames, window sills, railings, and planters.

EXHIBIT 3.02 - 4

5.	Clean any and all metal work inside lobby.

6.	Sweep main stairwell and dust handrails.

7.	Vacuum all carpets, rugs and floor mats.

8.	Wipe down mailboxes.

9.	Spot clean (shampoo if necessary) carpeted areas, as needed.

10.	Wipe down and clean main lobby directory and glass.

11.	Clean and disinfect public telephones.

12.	Dust and spot clean security desk, security podiums and monitors.

13.	Remove cobwebs from wall and ceiling.

14.	Dry mop, damp mop, or spray all lobby flooring to maintain a high, clean shine.

15.	Dust lobby furniture.

16.	Spot clean walls, doorframes, door handles and light switches.

17.	Dust and spot clean windowsills

18.	Dust chair rails, furniture and exhibits in all common areas.

19.	Police all stairwells for litter.

20.	Police loading dock area for litter. Sweep up any build-up of sand and remove any standing water.

21.	Damp mop all freight service vestibule flooring.

22.	Spot clean and wipe fingerprints, smears and smudges on walls, door, frames, kick and push plates, handles, light switches and glass surfaces.

B.	WEEKLY

1.	Clean and polish lobby furniture.

2.	Vacuum all upholstered furniture.

3.	Dust all wall hangings.

4.	Dust and clean all baseboards.

EXHIBIT 3.02 - 5

5.	Dust and sweep all stairwells including landings.

6.	Damp mop and buff resilient floors in freight elevator service vestibule.

7.	Dust ventilation and air conditioning louvers, grills, diffusers and high moldings.

C.	MONTHLY

1.	Machine scrub brick or granite lobby floor.

2.	Dust fire extinguishers and hose cabinets.

3.	Dust walls from ceiling to floor.

4.	Dust all lighting fixtures.

5.	Wash stairwells (walls, rails, pipes, etc.) and landings.

D.	QUARTERLY

1.	Strip and wax all resilient floors.

2.	Shampoo all common area carpeting.

3.	Polish high level bright work as necessary.

4.	Dust all Venetian blinds as needed, but not less than quarterly.

5.	Clean inside and out of stairwell lighting covers.

E.	SEMI-ANNUALLY

1.	Clean all ceiling lights, globes and fixtures.

2.	Dust and wash as necessary all marble wall surfaces.

JANITORIAL CLOSETS

A.	NIGHTLY

1.	Scour and disinfect wash basins.

2.	Sweep and damp mop flooring using germicidal disinfectant solution.

3.	Keep all closets neat and free from odors, debris and materials.

EXHIBIT 3.02 - 6

MISCELLANEOUS

A.	DAILY

1.	Change light bulbs as necessary.

2.	Report all maintenance deficiencies to building management e.g., inoperable light fixture, plumbing problems, roof leaks, etc.

B.	WEEKLY

1.	Check supplies and order as necessary.

C.	MONTHLY

1.	Shampoo elevator carpets.

DAILY DAY PORTER/MATRON SPECIFICATIONS

1.	Check and clean all common areas as needed.

2.	Sweep, mop, and vacuum main lobby floor as necessary.

3.	Clean main lobby glass and bright work as necessary.

4.	Dust horizontal surfaces, woodwork, artwork, etc., in main lobby as necessary.

5.	Change common area light bulbs as necessary.

6.	Spread ice melt on all building walks and entrances as needed.

7.	Respond to tenant and management requests as needed.

8.	Provide emergency assistance as needed.

9.	Police areas in lobbies, spot cleaning where necessary.

10.	Police elevator cabs, vacuuming and dusting where necessary.

11.	Clean glass on all entrance doors, keeping glass free of fingerprints.

12.	Clean all areas that are not accessible at night. Areas to be determined by Manager.

13.	Clean loading dock area as directed by Manager.

EXHIBIT 3.02 - 7

14.	Police lobby.

15.	Tour restrooms 3 times daily (as needed), replacing paper products and sweeping floors as needed. Keep sinks and sink counters wiped down, and provide general pick-up of floors.

16.	Police common area carpeting, vacuuming or carpet sweeping as needed.

17.	Police all stairwells, at least twice daily, keeping free of litter.

18.	Sweep exterior entranceways to parking lots and buildings.

19.	Police exterior areas and parking areas removing trash from receptacles as needed, also keeping grounds and parking garage free of debris.

20.	Present Manager with a complete list of maintenance repairs or adjustments needed to bathroom fixtures, flushometers, lamps needing to be replaced, etc.

21.	Maintain inventory of all needed restroom supplies and present manager with any orders as needed. All supplies to be stored in basement area, in a neat and orderly way.

Tenants requiring services in excess of those described above shall request same through Landlord. If Landlord determines that Tenant’s use or occupancy of the Demised Premises necessitates the same, Landlord may provide such services without request. In either case, such services shall be at Tenant’s expense.

II.         HEATING, VENTILATING, AIR CONDITIONING

Landlord shall provide for Building heating and cooling capacities as further consistent with that for first-class office space. Landlord shall furnish space heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for the Demised Premises and the common areas within the Building under normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays to 1:00 p.m. with notice), Sundays, and holidays excepted. If Tenant shall require air conditioning or heating or ventilation outside the hours and days above specified, Landlord shall furnish such service at Tenant’s expense.

III.        WATER

A.     Cold water at temperatures supplied by the City of Waltham water mains for drinking, lavatory, ordinary office cleaning and toilet purposes and hot water for lavatory purposes only from regular building supply at prevailing temperatures. If Tenant requires, uses or consumes water for any other purpose, Landlord may, at Tenant’s expense, install a meter or meters to measure the water so supplied, in which case Tenant shall upon Landlord’s request reimburse Landlord for the cost of the water (including heating or cooling thereof) consumed in such areas and the sewer use charges resulting therefrom.

EXHIBIT 3.02 - 8

IV.        ELEVATORS

A.     The passenger elevator system shall operate automatically during business hours. At least one elevator shall be available to Tenant at all times.

V.         ELECTRICAL SERVICE

A.     Landlord shall, at Tenant’s expense, provide electric power to the Demised Premises for Tenant’s lighting and equipment power at 6.0 watts connected load per square foot of rentable floor area of the Demised Premises.

B.     Tenant’s use of electricity is measured by check-meters currently serving the Demised Premises. Landlord will furnish and install at Tenant’s expense all replacement lighting tubes, lamps, and ballasts required by Tenant for Building standard lighting. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

EXHIBIT 3.02 - 9

EXHIBIT 10.01

Form of SNDA

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO: , Esq. ____________________

SUBORDINATION,

NONDISTURBANCE

AND ATTORNMENT AGREEMENT

NOTICE:	THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

DEFINED TERMS

Execution Date: As of [_________________]

Lender & Address:

MetLife Real Estate Lending LLC, a Delaware limited liability company

_______________________

_______________________

_______________________

Attention: [_____________]

and:

MetLife Real Estate Lending LLC

One MetLife Way

Whippany, New Jersey 07981

Attention: [_____________]

EXHIBIT 10.01 - 1

Tenant & Address: [_________________]
Tenant & Address: [_________________]
Landlord & Address: [_________________]
Loan: A first mortgage loan in the original principal amount of $[_________________] from Lender to Landlord
Note: A Promissory Note executed by Landlord to Lender in the amount of the Loan dated as of [_________________]

Security Instrument: A [Mortgage/Deed of Trust], Security Agreement and Fixture Filing dated as of [_________________], executed by Landlord [to/for the benefit of] Lender securing repayment of the Note. The Security Instrument will be recorded in the records of the County in which the Property is located.

Loan Agreement: A Loan Agreement dated as of [_________________] by and between Landlord and Lender
Lease and Lease Date: The lease entered into by Landlord and Tenant dated as of [_____________] covering the Premises. [Add amendments]
Property: [Property Name] [Street Address] [City, State, Zip] The Property is more particularly described on Exhibit A.

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made by and among Tenant, Landlord, and Lender and affects the Property described in Exhibit A. Certain terms used in this Agreement are defined in the Defined Terms. This Agreement is entered into as of the Execution Date with reference to the following facts:

A.                Landlord and Tenant have entered into the Lease covering certain space in the improvements located in and upon the Property (the “Premises”).

EXHIBIT 10.01 - 2

B.                 Lender has made or is making the Loan to Landlord evidenced by the Note. The Note is secured, among other documents, by the Security Instrument.

C.                 Landlord, Tenant and Lender all wish to subordinate the Lease to the lien of the Security Instrument.

D.                Tenant has requested that Lender agree not to disturb Tenant’s rights in the Premises pursuant to the Lease in the event Lender forecloses the Security Instrument, [or acquires the Property pursuant to the power of sale contained in the Security Instrument] or receives a transfer of the Property by a conveyance in lieu of foreclosure of the Property (collectively, a “Foreclosure Sale”) but only if Tenant is not then in default under the Lease and Tenant attorns to Lender or a third party purchaser at the Foreclosure Sale (a “Foreclosure Purchaser”).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

Section 1.               Subordination. The Lease and the leasehold estate created by the Lease and all of Tenant’s rights under the Lease are and shall remain subordinate to the Security Instrument and the lien of the Security Instrument, to all rights of Lender under the Security Instrument and to all renewals, amendments, modifications and extensions of the Security Instrument.

Section 2.               Acknowledgments by Tenant. Tenant agrees that: (a) Tenant has notice that the Lease and the rent and all other sums due under the Lease have been or are to be assigned to Lender as security for the Loan; (b) in the event that Lender notifies Tenant of a default under the Security Instrument and requests Tenant to pay its rent and all other sums due under the Lease to Lender, Tenant shall pay such sums directly to Lender or as Lender may otherwise request; (c) Tenant shall send a copy of any notice or statement under the Lease to Lender at the same time Tenant sends such notice or statement to Landlord and (d) this Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement.

EXHIBIT 10.01 - 3

Section 3.                Foreclosure and Sale. In the event of a Foreclosure Sale,

(a)            So long as Tenant complies with this Agreement and is not in default under any of the provisions of the Lease, the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and Lender will not disturb the possession of Tenant, subject to this Agreement. To the extent that the Lease is extinguished as a result of a Foreclosure Sale, a new lease shall automatically go into effect upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease. Tenant agrees to attorn to and accept Lender as landlord under the Lease and to be bound by and perform all of the obligations imposed by the Lease, or, as the case may be, under the new lease, in the event that the Lease is extinguished by a Foreclosure Sale. Upon Lender’s acquisition of title to the Property, Lender will perform all of the obligations imposed on the Landlord by the Lease except as set forth in this Agreement; provided, however, that Lender shall not be: (i) liable for any act or omission of a prior landlord (including Landlord); or (ii) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other sum that Tenant may have paid in advance to any prior landlord (including Landlord); or (iv) bound by any amendment, modification, assignment or termination of the Lease made without the written consent of Lender; or (v) obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; or (vi) liable to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property which is not entered into by Lender.

(b)            Upon the written request of Lender after a Foreclosure Sale, the parties shall execute a lease of the Premises upon the same provisions as contained in the Lease between Landlord and Tenant, except as set forth in this Agreement, for the unexpired term of the Lease.

(c)            Notwithstanding any provisions of the Lease to the contrary, from and after the date that Lender acquires title to the Property as a result of a Foreclosure Sale, (i) Lender will not be obligated to expend any monies to restore casualty damage in excess of available insurance proceeds; (ii) Tenant shall not have the right to make repairs and deduct the cost of such repairs from the rent without a judicial determination that Lender is in default of its obligations under the Lease; (iii) in no event will Lender be obligated to indemnify Tenant, except where Lender is in breach of its obligations under the Lease or where Lender has been actively negligent in the performance of its obligations as landlord; and (iv) other than determination of fair market value, no disputes under the Lease shall be subject to arbitration unless Lender and Tenant agree to submit a particular dispute to arbitration.

Section 4.               Subordination and Release of Purchase Options. Tenant represents that it has no right or option of any nature to purchase the Property or any portion of the Property or any interest in the Landlord. To the extent Tenant has or acquires any such right or option, these rights or options are acknowledged to be subject and subordinate to the Security Instrument and are waived and released as to Lender and any Foreclosure Purchaser.

Section 5.               Acknowledgment by Landlord. In the event of a default under the Security Instrument, at the election of Lender, Tenant shall and is directed to pay all rent and all other sums due under the Lease to Lender.

Section 6.               Construction of Improvements. Lender shall not have any obligation or incur any liability with respect to the completion of tenant improvements for the Premises.

Section 7.               Notice. All notices under this Agreement shall be deemed to have been properly given if delivered by overnight courier service or mailed by United States certified mail, with return receipt requested, postage prepaid to the party receiving the notice at its address set forth in the Defined Terms (or at such other address as shall be given in writing by such party to the other parties) and shall be deemed complete upon receipt or refusal of delivery.

EXHIBIT 10.01 - 4

Section 8.              Miscellaneous. Lender shall not be subject to any provision of the Lease that is inconsistent with this Agreement. Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien or the provisions of the Security Instrument. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

Section 9.               Liability and Successors and Assigns. In the event that Lender acquires title to the Premises or the Property, Lender shall have no obligation nor incur any liability in an amount in excess of $3,000,000 and Tenant’s recourse against Lender shall in no extent exceed the amount of $3,000,000. This Agreement shall run with the land and shall inure to the benefit of the parties and their respective successors and permitted assigns including a Foreclosure Purchaser. If a Foreclosure Purchaser acquires the Property or if Lender assigns or transfers its interest in the Note and Security Instrument or the Property, all obligations and liabilities of Lender under this Agreement shall terminate and be the responsibility of the Foreclosure Purchaser or other party to whom Lender’s interest is assigned or transferred. The interest of Tenant under this Agreement may not be assigned or transferred except in connection with an assignment of its interest in the Lease which has been consented to by Lender.

[NO FURTHER TEXT ON THIS PAGE]

EXHIBIT 10.01 - 5

IN WITNESS WHEREOF, the parties have executed this Subordination, Nondisturbance and Attornment Agreement as of the Execution Date.

IT IS RECOMMENDED THAT THE PARTIES CONSULT WITH THEIR ATTORNEYS PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT.

LENDER:	METLIFE REAL ESTATE LENDING LLC,
a Delaware limited liability company

By:	MetLife Investment Management, LLC, a Delaware limited liability company, its investment manager

By:
Name:
	Title:	Authorized Signatory and [Director/Managing Director]

ACKNOWLEDGMENT

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

EXHIBIT 10.01 - 6

TENANT:	[TENANT]

By:
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

EXHIBIT 10.01 - 7

LANDLORD:	[LANDLORD]

By:
Name:
Title:

ACKNOWLEDGMENT

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

EXHIBIT 10.01 - 8

EXHIBIT A

PROPERTY DESCRIPTION

EXHIBIT 10.01 - 9

The undersigned guarantor to the Lease hereby consents to the foregoing Subordination, Nondisturbance and Attornment Agreement and reaffirms that the [Guaranty of Lease] dated [_________________________] remains in full force and effect as of the date of the foregoing Subordination, Nondisturbance and Attornment Agreement.

GUARANTOR:	[GUARANTOR]

By:
Name:
Title:

EXHIBIT 10.01 - 10

EXHIBIT 10.02

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

______________________________ (“Tenant”), with the understanding that __________________________ will rely upon Tenant's agreements and representations made in this Certificate, hereby certifies, represents, warrants and agrees as follows:

(a) Tenant is the tenant under that certain lease dated __________________________ [and amended _________________________________] ([as so amended], the “Lease”) between Tenant and PDM 930 Unit, LLC (which, together with its successors in interest, will be called “Landlord”), concerning Tenant’s occupancy of 5,003 rentable square feet of space (the “Premises”) located at a building known and numbered as 920, 930 and 940 Winter Street, Waltham, Massachusetts. The Lease contains all of the understandings and agreements between Tenant and Landlord, and is in existence and in full force and effect without modification, addition, extension or renewal on the date hereof, except as specifically noted above.

(b)   Tenant is in actual possession of the Premises and all work required to be completed pursuant to the Lease has been satisfactorily completed [or, if not, describe any incomplete work].

(c)   The current term of the Lease commenced on _________________________, and will expire on ___________________________. Tenant has no right to renew or extend the Lease term or to terminate the Lease.

(d)   Tenant commenced the payment of rent on __________________________ and has paid rent and all other charges due under the Lease through ____________________________. The current annual base or fixed rent payable by Tenant under the Lease is $____________. No rent under the Lease has been or will be paid more than thirty (30) days in advance of its due date. Except as expressly set forth in Section 2.01 of the Lease, Tenant has no agreement with Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental concession except as follows: _______________________________________________________.

(e)   Tenant has delivered a security deposit to Landlord in the amount of $______________________.

(f)    Tenant has no exclusive business rights, rights of first refusal, rights of first offer or other rights to expand or purchase the Premises or any other part of the building(s) or land upon which the Premises is located except as follows:_______________________________________________________________.

EXHIBIT 10.02 - 1

(g)   As of the date of this Certificate: (a) neither Tenant nor Landlord is in default under any of the terms of the Lease; (b) all obligations and conditions under the Lease to be performed to date by Landlord have been satisfied; (c) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Landlord under the Lease; and (d) Tenant has no current defenses or claims against Landlord or rights of offset against any rents payable to Landlord under the Lease or otherwise; in all cases, except as follows: _________________________.

(h)   Tenant has not assigned the Lease nor sublet, licensed, mortgaged or otherwise encumbered all or any portion of the Premises [except as follows:].

(i)     Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law, for environmental contamination at the Premises and no hazardous, toxic or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited on, in or under the Premises [except as follows:]

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered this ________ day of ______________________, 20__.

TENANT:

(Exact formal name of Tenant)

By:

Name (Print):

EXHIBIT 10.02 - 2

SECRETARY’S CERTIFICATE

I, _____________________________, Secretary of Aerovate Therapeutics, Inc. (the “Company”), hereby certify that by unanimous consent of the Directors of the Company, approval was given for the Company, as Tenant, to enter into a Lease with PDM 930 Unit, LLC as Landlord, for certain premises located in a building known as 930 Winter Street, Waltham, Massachusetts, a copy of which is attached hereto and made a part hereof.

I further certify that ____________________, _____________ of the Company, has authority to execute and deliver to the Landlord said Lease on behalf of the Company upon the above terms.

Witness the hand and seal of the Company as of ______________, 2021.

_________________, Secretary

EXHIBIT 10.02 - 3